LEASE FOR

BUSCHWOOD PARK TWO
(Building Name)

BETWEEN

BUSCHWOOD TAMPA LLC
LANDLORD

AND

HEALTH INSURANCE INNOVATIONS, INC.
TENANT

TABLE OF CONTENTS

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is entered into between Landlord and Tenant, each as defined below in Section 1, as of August 29, 2019 (the "Effective Date").

1. THE PARTIES

Landlord's Name and type of entity:	BUSCHWOOD TAMPA LLC, a Florida Limited Liability Company
Landlord's Addresses for Notices:	BUSCHWOOD TAMPA LLC c/o Meridian Development Group 3450 Buschwood Park Drive Suite 165 Tampa, FL 33618
Landlord's Payment for Notices:	BUSCHWOOD TAMPA LLC c/o Meridian Development Group 3450 Buschwood Park Drive Suite 165 Tampa, FL 33618
Tenant's Name; and Type of entity; and State of organization	HEALTH INSURANCE INNOVATIONS, INC., a Delaware corporation
Tenant's Address for Notices:	3450 Buschwood Park Drive, Suite 200 Tampa, FL 33618 With a copy to: Avocat Group 324 S. Hyde Park Ave., Suite 200 Tampa, Florida 33606 E-mail: ss@avocatgroup.com
Tenant's Social Security or Federal ID Number:	46-1282634

2. DEFINITIONS AND BASIC TERMS

The following definitions and basic terms shall have the indicated meanings when used in this Lease:

a.	Building:	3450 Buschwood Park Drive, Tampa, FL 33618
b.	Premises:	Suite 200 in the Building ("Suite 200") and Suite 201 in the Building ("Suite 201" and, together with Suite 200, collectively, the "Premises"). The Premises are outlined on the sketch attached to the Lease as Exhibit "B."
c.	Property:	The Building, the parcel of land upon which the Building is situated and any other buildings or improvements located thereon. The legal description of the Property is attached to the Lease as Exhibit "A".
d.	Rentable Square Feet of Suite 200:	11,832 square feet
	Rentable Square Feet of Suite 201:	17,383 square feet
	Total Rentable Square Feet of the Premises:	29,215 square feet

e. Total Rentable Square Feet of the Building: 88,019 square feet

f. Tenant's Proportionate Share: 33.19%

Tenant's Proportionate Share is the percentage obtained by dividing (i) Rentable Square Feet of the Premises by (ii) the total Rentable Square Feet of the Building. Tenant's Proportionate Share shall be equitably adjusted in the event of a change in the number of rentable square feet of space in the Premises or the Total Rentable Square Feet of the Building or in the event Tenant exercises the Early Termination Option (as hereinafter defined) with respect to Suite 200 in accordance with the terms of Section 37; provided, however, in no event shall Tenant's Proportionate Share increase by more than five percent (5%).

g. Commencement Date: The Commencement Date is defined in Section 3.

h. Term: Ninety (90) months, commencing on the Commencement Date and ending at 5:00 p.m. on the date that is ninety (90) months following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

i. Base Rent: Per Rentable Square Foot per Year ("PRSFPY") multiplied by the Rentable Square Feet of the Premises, plus applicable sales tax. Base Rent is inclusive of Tenant's Proportionate Share of Operating Expenses for the Base Year (as defined in Section 6 hereof). Base Rent for each portion of the Premises is set forth below. Base Rent and Additional Rent (as hereinafter defined) will be abated for the first (6) months of the Term.

Base Rent for Suite 200:

Period of Term	Square Feet Used in Base Rent Calculation	PRSFPY	Monthly Rent Due	Annualized ~~Annual~~ Rent Due
Months 1-6	11,832	$-	$-	$-
Months 7-12	11,832	$24.00	$23,664.00	$141,984.00*
Months 13-24	11,832	$24.72	$24,373.92	$292,487.04
Months 25-36	11,832	$25.46	$25,103.56	$301,242.72
Months 37-48	11,832	$26.22	$25,852.92	$310,235.04
Months 49-60	11,832	$27.00	$26,622.00	$319,464.00
Months 61-72	11,832	$27.81	$27,420.66	$329,047.92
Months 73-84	11,832	$28.64	$28,239.04	$338,868.48
Months 85-90	11,832	$29.50	$29,087.00	$349,044.00

*this figure represents six (6) months of Base Rent instead of 12 months of Base Rent due to abatement of Base Rent for the first six (6) months of the Term

Base Rent for Suite 201:

Period of Term	Square Feet Used in Base Rent Calculation	PRSFPY	Monthly Rent Due	Annualized MBH ~~Annual~~ Rent Due
Months 1-6	17,383	$-	$-	$-
Months 7-12	17,383	$24.00	$34,766.00	$208,596.00*
Months 13-24	17,383	$24.72	$35,808.98	$429,707.76
Months 25-36	17,383	$25.46	$36,880.93	$442,571.18
Months 37-48	17,383	$26.22	$37,981.86	$455,782.26
Months 49-60	17,383	$27.00	$39,111.75	$469,341.00
Months 61-72	17,383	$27.81	$40,285.10	$483,421.23
Months 73-84	17,383	$28.64	$41,487.43	$497,849.12
Months 85-90	17,383	$29.50	$42,733.21	$512,798.50

* this figure represents six (6) months of Base Rent instead of 12 months of Base Rent due to abatement of Base Rent for the first six (6) months of the Term

j. Additional Rent: Additional Rent is defined in Section 6.
Plus applicable sales and use tax (which, as of the date hereof, is equal to eight and one-fifths percent (8.20%)).

k. Rent: Base Rent for each portion of the Premises, Additional Rent and all other sums that Tenant may owe to Landlord under this Lease.

l. Security Deposit: N/A

m. Advance Rent: Upon execution of this Lease, Tenant shall pay to Landlord a sum of $63,221.26 equal to one (1) month's Rent at the rate set for the seventh (7th) month of the Term, including applicable sales and use tax of eight and one-fifths percent (8.20%) (the "Advance Rent").

n. Permitted Use: Professional and general offices and administration relating to Tenant's business.

o. Property Management Company/Address: Meridian Management Group
3450 Buschwood Park Drive Suite 165
Tampa, FL 33618

p. Guarantor (name and address): N/A

q. Parking Spaces: Use of lot pursuant to Paragraph 29

3. PREMISES; TERM

3.1 Premises. Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease the Premises to Tenant.

3.2 Term. The Commencement Date shall be the date of substantial completion of the Tenant Improvements (as defined in Section 4 of this Lease) in the Premises by Landlord; provided the Commencement Date shall not be extended for delays in substantial completion which are due to any of the following events which actually result in a delay of substantial completion: (x) special changes or additions required by Tenant after the date of this Lease; (y) delays of Tenant in supplying information or giving authorization to Landlord; or (z) any default or other delay of Tenant (collectively, "Tenant Delays").

If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. In

addition, Landlord and Tenant agree that the date of expiration of this Lease shall be the last day of the ninetieth (90th) full calendar month following the Commencement Date, unless sooner terminated as provided in this Lease or modified in accordance with the terms of this Lease. Landlord shall complete construction of the Tenant Improvements by no later than February 1, 2020. Notwithstanding anything in this Lease to the contrary, Landlord shall have no liability whatsoever to Tenant in the event that the Tenant Improvements are not substantially completed on or before February 1, 2020 due to any circumstances or events beyond the Landlord's reasonable control including, but not limited to, labor strikes, material lead time or shortages, natural disasters and acts of God.

Notwithstanding the foregoing, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in its condition as of the date of such occupancy, subject to the completion of the punchlist items and the Commencement Date shall be the date of such occupancy. The term "substantial completion" (or "substantially complete") as used in the Lease means the date when the Tenant Improvements have been completed in accordance with the approved plans and specifications, as verified by a certificate of the architect engaged in connection with the Tenant Improvements, the Premises are ready for occupancy and the conduct of business by Tenant with the Tenant Improvements complete, as evidenced by a certificate of occupancy issued by the applicable municipality or a certificate of substantial completion issued by the architect engaged in connection with the Tenant Improvements, in its reasonable discretion.

When the Tenant Improvements in the Premises are substantially completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall cause the contractor performing the Tenant Improvements to complete all punchlist items (including the completion of any items required by applicable governmental authorities as a condition to the issuance of the permanent certificate of occupancy for the Premises) within not more than thirty (30) days after agreement thereon.

3.3 Common Areas. Landlord further grants to Tenant the nonexclusive right to use in common with all of the tenants of the Property and their respective clients, employees, agents, customers, invitees and licensees and other persons those areas or parts of the Building and the Property which are designed for use in common by all of the tenants of the Property, including but not limited to entrances and exits, lobbies, hallways, corridors and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas, and such other areas or parts of the Property as may be designated by the Landlord as part of the Common Areas (the "Common Areas") subject to such rules and regulations as Landlord may adopt and modify from time to time relative to the use of the Common Areas; provided such rules and regulations shall at all times be applied by Landlord in a non-discriminatory manner.

a. Rules and Regulations for Common Areas. The Common Areas shall at all times be subject to the exclusive management and control of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas, and the use of such Common Areas by Tenant shall be subject to such rules and regulations, provided such rules and regulations shall at all times be applied by Landlord in a non-discriminatory manner.

b. Changes in Common Areas. Landlord may do and perform such acts in and to said Common Areas as, in Landlord's good business judgment, Landlord shall determine to be advisable. Landlord hereby reserves the right to make alterations, additions, deletions or changes including, but not limited to changes in size and configuration of said Common Areas provided that (i) such changes do not materially adversely change the Common Areas available to Tenant, (ii) Tenant has access to the Premises at all times and (iii) the exercise of such rights do not unreasonably interfere with Tenant's business operations in the Premises.

4. CONDITION OF THE PREMISES

a. Except for the Tenant Improvements, Tenant accepts the Premises in their "AS IS, WHERE IS" condition on the Commencement Date of this Lease. Landlord, at Tenant's cost and expense, shall construct certain turnkey improvements and perform certain work in the Premises as shown and/or described in the Landlord Work Letter attached as Exhibit "D" and defined in such Landlord Work Letter as the "Tenant Improvements", using Building-standard materials, improvements and finishes. Landlord shall complete all of the Tenant Improvements in a first-class, professional, workmanlike and prompt manner and otherwise in accordance with all applicable laws, rules and regulations. Tenant shall be responsible, at Tenant's sole expense, for all other improvements and work in the Premises, including without limitation, wiring for telephone, security and computer systems, appliances, furniture, fixtures and equipment, and any other customary Tenant direct expenses.

b. Tenant may occupy the Premises on the Commencement Date. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in its condition as of the date of such occupancy, subject to completion of the punchlist items as set forth above. Tenant shall execute and deliver to Landlord, within ten (10) business days after Landlord has requested same, a letter confirming (x) the Commencement Date and expiration date of the Term, (y) that Tenant has accepted the Premises, and (z) that Landlord has performed all of its obligations with respect to the Tenant Improvements, as detailed in the Landlord Work Letter attached as Exhibit "D" hereto, except for completion of the punchlist items. Notwithstanding any of the foregoing or anything in this Lease to the contrary, upon full execution and delivery of: (i) this Lease; (ii) the Advance Rent; and (iii) proof of all required forms and coverages of insurance required pursuant to this Lease, Tenant shall have the right to access the Premises at a date and time coordinated with Landlord prior to the Commencement Date for the purposes of installing, at Tenant's sole cost and expense, its fixtures, furniture and equipment and phone and computer cabling within the Premises (provided that such early access shall be coordinated with Landlord's property manager for the Premises and shall not in any event unreasonably interfere with Landlord's performance of the Tenant Improvements) and, from and after January 1, 2020 (but in no event prior to such date), Tenant shall have the right to occupy and possess the Premises; any such early access and occupancy by Tenant shall be subject to all of the terms and conditions of this Lease other than the payment of Rent and in no event shall Tenant, during any such early access or occupancy, interfere with Landlord's performance of the Tenant Improvements. Landlord and Tenant acknowledge and agree that, notwithstanding anything in this Lease to the contrary, the Term of this Lease shall automatically be extended by the number of months in which Tenant occupies the Premises for the conduct of its business prior to the Commencement Date. Throughout the Term, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. Building standard hours are Monday through Friday from 8:00 a.m. to 6:00 p.m., and, upon request, Saturdays from 8:00 a.m. to 1:00 p.m., legal holidays (as such term is defined rules in the regulations of the Building which are attached hereto as Exhibit "C") excluded. Notwithstanding anything in this Lease to the contrary, air conditioning service is not available in the Premises or the Building after Building Standard Hours from Monday through Saturday or at any time on Sunday or legal holidays, provided that Tenant may request that Landlord provide air conditioning to the Premises after Building standard hours from Monday through Saturday or at any time on Sunday or legal holidays and, in the event Landlord provides air conditioning service to the Premises during any such time, Tenant shall pay to Landlord, within thirty (30) days of Landlord's request, a sum equal to $35.00 for each hour that HVAC is provided to the Premises at the request of Tenant during such time.

5. PAYMENT OF RENT

a. Payment. Tenant shall timely pay to Landlord, without demand, deduction, abatement or offset (except as otherwise expressly set forth herein), the Rent at Landlord's Payment Address. Rent shall be payable monthly in advance in United States dollars. The Advance Rent shall be due and payable by Tenant to Landlord contemporaneously with the Effective Date of this Lease; thereafter, beginning on the Commencement Date, monthly installments of Rent shall be due on the first day of each calendar month of the Term during the Term. Rent for any fractional month shall be prorated based on 1/365 of the current annual Rent for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

b. Late Payments. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or Deed of Trust, covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to the lesser of (i) 10% of such overdue amount plus all bad check fees and expenses, if applicable, or (ii) the maximum amount allowed by law. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, any late payments shall accrue interest at the rate of eighteen percent (18%) per annum starting five (5) days after the due date until paid to Landlord.

c. Tenant shall also pay to Landlord monthly as Additional Rent, without demand, any rent tax, sales tax or other tax (other than Landlord's income tax) which may be levied by any authorized governmental authority against the Base Rent or any Additional Rent payable to Landlord under this Lease, which tax payment shall be due at the same time as the Rent payment upon which the tax is levied.

d. Landlord may from time to time designate a lock box collection agent for the collection of Rent or other charges due Landlord. In such event, the date of payment shall be the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purposes of this Lease, no such payment or collection shall be deemed "accepted" by Landlord if an Event of Default shall have occurred, and if Landlord thereafter remits a check payable to Tenant in the amount received by the lock box collection agent within twenty one (21) days after the amount sent by Tenant is received by the lock box collection agent or, in the case of a dishonored instrument, within twenty one (21) days after collection. Neither the negotiation of Tenant's negotiable instrument by the lock box collection agent, nor the possession of the funds by Landlord during the twenty one (21) day period, nor the return of any such sum to Tenant shall be deemed to be inconsistent with the rejection of Tenant's tender of such payment (or collection), nor shall any of such events be deemed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease nor a waiver of any of Landlord's rights or remedies.

6. ADDITIONAL RENT

In addition to Base Rent in Section 2 above, commencing upon the expiration of the Base Year (as herein defined), Tenant shall pay to Landlord for each calendar year throughout the remainder of the Term, as Additional Rent, (i) Tenant's Proportionate Share of the amount by which the Real Estate Taxes (as hereinafter defined) for such calendar year during the Term exceed Real Estate Taxes for the Base Year ("Real Estate Tax Rental"), plus (ii) Tenant's Proportionate Share of the amount by which the Operating Expenses (as hereinafter defined) for such calendar year during the Term exceed Operating Expenses for the Base Year ("Operating Expense Rental"). In the event the expiration date of the Term is other than the last day of a full calendar year, Operating Expense Rental and Real Estate Tax Rental for the Base Year and applicable calendar year shall be appropriately prorated. If Operating Expenses or Real Estate Taxes in any calendar year decrease below the amount of Operating Expenses or Real Estate Taxes for the Base Year, Tenant's Operating Expense Rental or Real Estate Tax Rental, as the case may be, for that calendar year shall be $0.00. Landlord shall submit to Tenant before the expiration of the Base Year and the beginning of each calendar year thereafter, or as soon thereafter as reasonably possible, a statement of Landlord's estimate of Operating Expense Rental and Real Estate Tax Rental due from Tenant during such calendar year. Commencing upon the expiration of the Base Year and in addition to Base Rent, Tenant shall pay to Landlord on the first day of each succeeding calendar month during the Term, an amount equal to the estimated Real Estate Tax Rental and Operating Expense Rental for such calendar year or part thereof divided by the number of months in such calendar year during the Term. Pursuant to Section 6(b) below, from time to time during any calendar year, Landlord

may estimate or re-estimate the Real Estate Tax Rental and Operating Expense Rental to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Expense Rental and Real Estate Tax Rental payable by Tenant shall be appropriately adjusted in accordance with the estimates so that, by the end of the calendar year in question, Tenant shall have paid all Operating Expense Rental and Real Estate Tax Rental as estimated by Landlord. Any amounts paid on such an estimate shall be subject to readjustment pursuant to Section 6(c) below, when actual Operating Expenses and Real Estate Taxes are available for each calendar year. Notwithstanding any of the foregoing or anything in this Lease to the contrary, with respect to any Operating Expenses that are controllable by Landlord (as used herein Operating Expenses that are controllable by Landlord shall mean and refer to all Operating Expenses except for and excluding taxes, insurance premiums and costs and the costs of utilities and utility service) Tenant shall only be responsible for paying to Landlord Tenant's Proportionate Share of the Operating Expenses for any increase in Operating Expenses which are controllable by Landlord up to five percent (5.0%) in the aggregate from the Operating Expenses for the immediately preceding year during the Term (on a cumulative and compounding basis), and any increase in Operating Expenses that are controllable by Landlord in excess of five percent (5.0%) in the aggregate from the Operating Expenses that are controllable by Landlord for the immediately preceding year during the Term shall be the sole cost of Landlord. Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant shall be completely responsible for paying the entirety of Tenant's Proportionate Share of the Operating Expenses for Operating Expenses which are controllable by Landlord up to a cap of one hundred and five percent (105%) of the immediately preceding year's Operating Expenses which are controllable by Landlord. By way of example, if in 2021 Operating Expenses that are controllable by Landlord represent an increase of four percent (4.0%) over the Operating Expenses that are controllable by Landlord for 2020, Tenant's proportionate share of the Operating Expenses shall include the entirety of the four percent (4.0%) increase; however, if in 2022 Operating Expenses that are controllable by Landlord represent an increase of ten percent (10%) over the Operating Expenses that are controllable by Landlord for 2021, then the increase in Tenant's proportionate share of the Operating Expenses shall be limited to six percent (6.0%) (i.e. the five percent (5.0%) per annum limitation for 2022 plus a carryover of one percent (1.0%) from 2021), on a cumulative, compounding basis.

(a) Definitions. As used in this Lease:

(i) "Base Year" shall mean a period of twelve (12) months comprising calendar year 2020.

(ii) "Operating Expenses" shall mean and include all expenses, costs, fees and disbursements of every kind (subject to the limitations set forth below) paid or incurred by or on behalf of the Landlord for managing, operating, maintaining, replacing and repairing the Property and the personal property used in conjunction therewith (said Property and the personalty being herein collectively called the "Property"); including, but not limited to the following: the cost of electricity, steam, water, gas, fuel, heating, lighting, air conditioning, window cleaning, five (5) night per week janitorial service, elevator and escalator maintenance, security, fire safety, signage, snow removal, landscaping, parking lot maintenance, general maintenance of the Property, insurance, including, but not limited to, fire, extended coverage, liability, workmen's compensation, and rent, as may be required, or any other insurance carried by the Landlord and applicable to the Property; painting; uniforms; management fees; supplies, sundries, sales or use taxes on supplies or services; cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Property; and fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Property; the charges of any independent contractor who does any of the work of operating, maintaining or repairing of the Property; legal and accounting expenses to the extent they are incurred by Landlord in an effort to reduce Operating Expenses or Real Estate Taxes (as herein defined) or are directly incurred in connection with the Property; any costs or expenses allocated to the Property under easement agreements, service or operating agreements, declarations, covenants or other instruments providing for sharing of facilities or payment for services; or any other expense

or charge, whether or not herein before mentioned, which would be considered as an expense of managing, operating, maintaining, replacing or repairing the Property or any part thereof.

Notwithstanding anything to the contrary, Operating Expenses shall not include (A) costs or other items included within the meaning of the term Real Estate Taxes (as hereinafter defined), (B) costs of alterations of the premises of tenants of the Property, (C) capital expenditures, including capital replacements, capital repairs, and the costs of capital improvements to the Property except as expressly set forth below, (D) costs of development, ground rent, depreciation and amortization of the building, its components and operating systems, (E) interest and principal payments on mortgages, bad debt loss, rent loss or reserves for such losses, (F) repair, replacements, and general maintenance paid by proceeds of insurance or by Tenant or third parties, and alterations attributable solely to tenants of the Property, (G) new tenant expenses including marketing costs and real estate brokerage and leasing commissions, legal fees, other than those incurred for the general benefit of the Property's tenants (e.g., tax disputes) or legal expenses incident to enforcement by Landlord of the terms of any lease, (H) correcting structural defects in the construction of the Building, (I) Federal Income Taxes imposed or measured by the income of the Landlord from the operation of the Building, (J) costs of services to the extent such costs exceed the cost obtainable through competitive bidding or a competitive selection process (K) interest, late charges and penalties on any charges which are a Landlord obligation and are not timely paid by Landlord, (L) reserves, (M) costs incurred in connection with the sale, financing or refinancing of the Property, (N) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants at the Property under their respective leases, (O) salaries of executive personnel of Landlord above the grade of building manager, (P) the cost of performing services which benefit any tenant if the same or similar services are not available to Tenant, (Q) any cost paid for or reimbursed by proceeds of a condemnation, by insurance, or by other third parties, (R) any fines, penalties, or costs incurred because Landlord, its employees, contractors, or agents violated any law or other authority, including, without limitation, any environmental laws, (S) costs of any material changes or additions to the Property and the land associated therewith, after the date of this Lease unless otherwise provided herein, or (T) increased insurance premiums caused by any tenant other than Tenant. If any Operating Expense is shared jointly between or among the Property and another property, such costs shall be allocated proportionately between or among such properties based upon the rentable square footage of the buildings located on such properties, or such other equitable manner as Landlord shall reasonably deem appropriate.

Notwithstanding anything contained in this clause (ii) of Section 6 (a) to the contrary,

(A) The cost of any capital improvements to the Property which are intended to reduce Operating Expenses or enhance the safety of the Property or which are required under any governmental laws, regulations, or ordinances applicable to the Property, whether or not in effect at the date this Lease was executed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvement (at the prevailing loan rate available to Landlord on the date the cost of such improvement was incurred) shall be included in Operating Expenses, to the extent the amortization period overlaps with the Lease Term;

(B) With respect to any calendar year or partial calendar year in which the Property is not occupied to the extent of at least ninety five percent (95%) of the Total Rentable Square Feet in the Property thereof, then the variable cost components of the Operating Expenses (not including real estate taxes) which are based upon occupancy shall be equitably adjusted so that the total amount of Operating Expenses for such period shall be increased to the amount which would have been incurred had the Property been occupied to the extent of ninety five percent (95%) of the Total Rentable Square Feet in the Property thereof.

(iii) "Real Estate Taxes" shall mean real estate taxes, assessments (whether they be general or special), rates and charges, taxes based upon the receipt of rent, and any other federal, state, county or municipal governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by the Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which may now or hereafter be levied, assessed or imposed against the Building or the land on which the Building is

located (the "Land") or both. Real Estate Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used by Landlord in connection with the Property or the operation thereof.

Notwithstanding anything contained in this clause (iii) of Section 6 (a) to the contrary, and the year with respect to which any such Real Estate Taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Real Estate Taxes for that year and (ii) if any Real Estate Taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Real Estate Taxes for that year. Except as provided in the preceding sentence, all references to Real Estate Taxes "for" a particular year shall be deemed to refer to Real Estate Taxes levied, assessed or imposed for such year without regard to when such Real Estate Taxes are paid or payable;

(iv) "Operating Expense Statement" shall mean Landlord's annual statement of actual Operating Expenses for the previous year adjusted as provided in Section 6 (a) (ii) above.

(v) "Rentable Square Feet" shall be deemed to be the square footage shown in Section 2(d).

(vi) "Tenant's Proportionate Share" shall mean the percentage shown in Section 2(f).

(vii) "Additional Rent" shall mean Real Estate Tax Rental and Operating Expense Rental, and any other amounts owed by Tenant to Landlord per this Lease other than Base Rent, plus applicable sales and use tax (which, as of the date hereof, is equal to eight and one-fifths percent (8.20%)).

(b) Payments of Additional Rent: Projections. Commencing with the calendar year immediately following the Base Year, Tenant shall pay Additional Rent with respect to each year effective as of the first day of each calendar year (the "Adjustment Date") with respect to each such year as follows:

(i) Landlord may, prior to each Adjustment Date or from time to time during the year, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (A) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Real Estate Taxes and Operating Expenses with respect to such year, and (B) Tenant's Real Estate Tax Rental and Operating Expense Rental, based upon the Projections.

(ii) Until such time as Landlord furnishes a Projection Notice with respect to any year, Tenant shall pay to Landlord monthly installments of Additional Rent (at the time of and together with each payment of monthly Base Rent) equal to one-twelfth (1/12th) of Tenant's Real Estate Tax Rental and Operating Expense Rental shown in the most recent Projection Notice. On or before the first day of the first calendar month following after Landlord's delivery of a new Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Real Estate Tax Rental and Operating Expense Rental shown in such Projection Notice. Within fifteen (15) days following Landlord's delivery of such new Projection Notice, Tenant shall also pay Landlord a lump sum payment equal to the estimated monthly Additional Rent as shown in the new Projection Notice multiplied by the number of months that have elapsed in the calendar year to the date of such payment (the "Gap Period"), less the sum of any payments of Additional Rent made to Landlord during such Gap Period.

(c) Readjustments and Audit. Landlord will use commercially reasonable efforts to produce and to provide to Tenant, within one hundred twenty (120) days following the end of each year (and after Landlord shall have determined the actual amounts of Real Estate Taxes and Operating Expenses to be used in calculating Tenant's Real Estate Tax Rental and Operating Expense Rental with respect to such year), the Operating Expense Statement for the previous year. If the actual Real Estate Tax Rental and Operating Expense Rental owed for such year

exceeds the projected Additional Rent paid by Tenant during such year, then Tenant shall, within thirty (30) days after the date of Landlord's Operating Expense Statement with respect to said actual Real Estate Taxes and Operating Expenses, pay to Landlord an amount equal to such excess. If the projected Additional Rent paid by Tenant during such year exceeds the actual Tenant's Real Estate Tax Rental and Operating Expense Rental owed for such year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Operating Expense Statement until such excess has been exhausted. If this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Additional Rent and not reasonably required for payment of Additional Rent for the year in which the Lease expires. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or pay to Tenant by reason of this Section 6(c). Unless the Tenant shall take written exception to any item or amount used in calculating actual Real Estate Taxes or Operating Expenses, for any year within ninety (90) days after the furnishing of Landlord's Operating Expense Statement with respect to said actual Real Estate Taxes and Operating Expenses, Landlord's Operating Expense Statement shall be considered as final and accepted by the Tenant. Landlord shall maintain records respecting Operating Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. In the event Tenant objects to Landlord's Operating Expense Statement, Tenant shall have the audit rights as set forth below.

Tenant may contest any Operating Expense Statement by providing written notice to Landlord within ninety (90) days of Tenant's receipt of the Operating Expense Statement. If Tenant timely contests such Operating Expense Statement, Tenant shall have the right to inspect and examine, at reasonable times during normal business hours, and at Landlord's offices, Landlord's books of accounts and records pertaining to the Operating Expense Statement, all at Tenant's sole cost and expense; provided, however, if the audit reveals that Tenant was overcharged by Landlord by more than 3%, Landlord shall reimburse Tenant for the cost of the audit within thirty (30) days after written demand therefor, provided that in no event whatsoever shall Landlord be obligated to pay more than Three Thousand Dollars ($3,000.00) toward the cost of any audit. In no event whatsoever shall Tenant be entitled or permitted to utilize or engage an auditor performing such services on a contingency basis. Landlord shall cooperate with Tenant with respect to any such specific inquiries or questions and with respect to the conduct of such audit, so as to facilitate the prompt and efficient conduct thereof. If the audit by Tenant shall ultimately determine that Tenant has overpaid Landlord for its share of Operating Expenses, such overpayment shall, at Landlord's option, be refunded to Tenant or applied to the next accruing installment(s) of Operating Expenses due from Tenant until such credit is depleted. If such audit shall ultimately determine that Tenant has underpaid Landlord for its share of Operating Expenses, Tenant shall pay to Landlord the amount of such shortfall within thirty (30) days of the date Tenant is notified of the undercharge. In addition, Tenant shall, during the Term of this Lease and at all times thereafter, keep the results of any audit and the contents and information contained in any and all of Landlord's books of account, records, materials and information in the strictest confidence and shall not disseminate the same to any other party.

(d) Proration and Survival. With respect to any year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such year only a pro rata share of Additional Rent as herein above determined, based upon the number of days of the Term falling within the year. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord within fifteen (15) days after the date of Landlord's statement sent to Tenant. Without limitation any other obligations of Tenant shall survive the expiration or termination of this Lease and the obligations of Tenant to pay Additional Rent provided for in this Section 6 shall survive the expiration or termination of this Lease.

7. USE

Tenant shall continuously occupy and use the Premises only for the Permitted Use unless otherwise consented to by Landlord in writing and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of

such increase within fifteen (15) days of demand, including supporting evidence, that the increase is due to the direct acts of Tenant, and acceptance of such payment shall not constitute a waiver of any of Landlord's rights including, without limitation, the Event of Default caused by such act. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

8. TENANT IMPROVEMENTS

The Tenant Improvements to be provided by Landlord for the Premises are described in the Landlord Work Letter set forth on Exhibit "D" attached hereto.

9. ALTERATIONS

Aside from the Tenant Improvements to be provided by Landlord as described on Exhibit "D" attached hereto, all improvements to the Premises made after the Commencement Date shall be installed at the expense of Tenant only in accordance with plans and specifications, which have been previously submitted to and reasonably approved in writing by Landlord. Landlord shall approve or disapprove in writing of any proposed alteration within seven (7) business days of receipt of such request, and if Landlord disapproves it shall provide specific reasons for such disapproval. In the event Landlord fails to timely respond to a submission within seven (7) business days after such submission, Tenant shall provide an additional submission and request to Landlord. Landlord shall approve or disapprove of such additional submission and request within five (5) business days of receipt of the same, and if Landlord disapproves it shall provide specific reasons for such disapproval. If Landlord fails to respond to such additional submission and request within five (5) business days of receipt of the same, Landlord shall be deemed to have approved such submission. Notwithstanding the foregoing, Tenant may, without the prior approval or consent of Landlord, make non-structural, cosmetic changes to the interior of the Premises, and shall not be required to provide plans for same to Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure, or the Building's HVAC, plumbing, electrical, or mechanical systems. Tenant shall not install signs, window or door lettering, or advertising media of any type on or about the Premises which is visible from the outside of the Premises without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, in no event may Tenant perform any alteration or modification to the exterior of the Premises (including, but not limited to, any painting or installation which would affect the appearance of the exterior of the Building or of any Common Areas of the Building) without Landlord's prior consent (which consent may be withheld by Landlord in Landlord's sole and absolute discretion). All alterations, additions, or improvements (whether temporary or permanent in character, and including all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises (unless Landlord requires removal of same, which requirement shall be made at the time Tenant requests approval for such alteration) without compensation to Tenant. Approval by Landlord of Tenant's plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty as to the adequacy or sufficiency of such plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Notwithstanding anything in this Section 9 or the Lease to the contrary, Tenant shall have the right to install at its sole cost and expense, card key access at the entryways to the Premises following Tenant's receipt of Landlord's written approval of the same, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord covenants, represents and warrants that as of the Effective Date of the Lease, the Premises is compliant with all local, state and federal applicable laws, rules and regulations, including the Americans with Disabilities Act of 1990 ("ADA") rules and regulations and that Landlord shall be responsible for any such compliance issues in effect as of the date of the Lease. Tenant shall have no liability or responsibility for any costs and expenses associated with altering the Premises to comply with the ADA except to the extent that such alterations are necessitated due to changes made to the Premises by the Tenant.

10. LANDLORD'S SERVICES AND UTILITIES

a. Services and Utilities. Subject to interruptions beyond Landlord's control, Landlord shall maintain the Common Areas of the Property in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents, contractors or invitees. Tenant shall be solely responsible for arranging, and paying for security services, telephone services and communication services.

b. Change or Discontinuance. Landlord's obligation to furnish services under Section 10(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may change or discontinue services as needed to comply with such rules or regulations.

c. Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable. Any unavailability shall not render Landlord liable for any damages caused thereby, nor shall be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than forty-five (45) consecutive days because of the unavailability of any such service(s), and if the unavailability was not caused by fire, casualty, or some other cause outside Landlord's reasonable control, and if the cure of such unavailability is within Landlord's reasonable control, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Base Rent for each consecutive day (after such forty five (45) day period) that Tenant is so prevented from making reasonable use of the Premises. Tenant agrees to promptly notify Landlord in writing of any interruption of services.

d. Additional Services. Should Tenant desire any additional services beyond those described here or service outside the normal times Landlord provides such services, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant, furnish such services and Tenant shall pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided. By way of illustration and not limitation, special equipment requiring abnormal use of water or electricity used as a power source for data processing machines, including air conditioning costs therefor, large business machines and similar equipment of high electrical consumption shall not be standard and the costs thereof shall be paid by Tenant within ten (10) business days after Landlord delivers to Tenant an invoice therefor. Landlord may, at Tenant's sole cost and expense, install separate meters for measuring consumption of non-standard services within the Premises.

11. REPAIRS

a. Landlord's Structural Repair Obligations. Within a reasonable time following receipt of written notice from Tenant of the necessity therefor (which notice may be provided electronically), Landlord shall maintain and make all necessary repairs to maintain the structure of the Premises and the Building. "Structure" or "structural" for purposes of this Lease shall mean only the following: foundation, roof framing and roof, weight bearing columns and weight bearing walls (specifically excluding interior surfaces). If any such repair is required because of any willful act, gross neglect, or fault of Tenant, its agents, employees, licensees, contractors or invitees, then Tenant shall pay all actual third party costs therefor within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

b. Landlord's Non-Structural Repair Obligations. Landlord shall at its expense keep and maintain the Premises in good order, condition and repair, and shall diligently provide all maintenance and promptly make all repairs or replacements becoming reasonably necessary during the term of this Lease including, but without limitation, maintenance, repairs or replacements of roof, windows, doors, storefronts or office entries, glass or plate glass (which shall be replaced with glass or plate glass of the same size and quality), light bulbs and tubes, electrical, fire sprinkler, plumbing and sewage lines and fixtures pertaining to the Premises, and all heating, air conditioning and ventilating equipment and ducts and vents attached thereto, including any of such equipment which may, with Landlord's consent, be mounted on the Premises' exterior, all interior walls and finish work, floors and floor coverings, ceilings, interior downspouts, all dock lifts, dock conveyors, dock bumpers, truck doors, fire extinguishers and Building appliances of every kind.

Tenant shall keep the Premises clean and free of all dirt and refuse. Landlord shall keep the sidewalks and loading areas adjacent thereto clean and free of all dirt and refuse. At Landlord's option, Landlord may contract for the maintenance of the fire sprinkler, alarm, and monitoring systems and other life safety systems and equipment and include the expenses related to such maintenance in the Property operating expenses. Notwithstanding any of the foregoing or anything set forth in this section or anywhere else in the Lease to the contrary, in no event whatsoever shall Landlord be obligated or required to perform any repairs or maintenance activities if such repairs or maintenance activities are required as a result of any negligence or misconduct of Tenant and/or its employees, members, managers, contractors and invitees.

c. Performance of Work. All work described in Sections 8 and 9 above and in this Section 11 shall be performed only by contractors and subcontractors approved in writing by Landlord. Prior to beginning any work, Tenant shall cause all contractors and subcontractors to procure and maintain insurance against such risks, in such amounts, and with such companies as set forth in Section 13(e) and as Landlord may reasonably require, and shall procure payment and performance bonds reasonably satisfactory to Landlord covering the cost and completion of the work. All such work shall place the Property in as good or better condition as that which existed at the time of such repair and shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage any portion of the Property. Any such work which may affect the HVAC, electrical system, or plumbing of the Building must be approved by an engineer acceptable to Landlord.

d. Mechanic's Liens. Tenant shall not permit any mechanic's or other liens to be filed against the Premises or the Property for any obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, no later than twenty (20) days after Landlord has notified Tenant, pay either the amount of the lien or otherwise effect cancellation, bond or discharge of the lien. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Tenant's failure to pay or effect cancellation, bond or discharge of any mechanic's or other liens filed against the Premises or the Property for any obligation incurred by or at the request of Tenant shall constitute an Event of Default of this Lease if such failure is not cured within the twenty (20) day notice and cure period set forth above. In addition, Tenant shall timely and properly terminate any notices of commencement/notices to owner and close out any permits obtained by Tenant and/or its agents, representatives or contractors from the appropriate governmental authorities in connection with any work performed by Tenant within the Premises and Tenant shall provide Landlord with evidence of such termination of notices of commencement/notices to owner and the closing of such permits in form reasonably satisfactory to Landlord as requested by Landlord from time to time. Tenant's failure to timely and properly terminate any notices of commencement/notices to owner, close out any permits or provide Landlord with reasonably satisfactory proof of the same shall constitute an Event of Default of this Lease if such failure is not cured within twenty (20) days after Landlord's notice thereof.

Pursuant to Florida Statutes 713.10, it is the intent of the parties hereto that Landlord's interest in the Premises shall not be subject to any liens filed because of or arising from Tenant's failure to make payments in connection with any buildings or improvements installed or constructed on the Premises. Nothing contained in this Lease shall be construed to confer upon any party, including without limitation, materialmen and contractors the right to file a mechanic's or materialmen's lien or other lien or any claim related thereto, nor to perform any labor or to furnish any materials for the account of Landlord in respect to the construction of any improvements, alterations or repairs to the Premises or by Tenant, its employees, agents or contractors.

12. TRANSFERS

a. Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion: (a) advertise that any portion of the Premises is available for lease; (b) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (c) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (d) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in

Tenant so as to result in a change in the current control of Tenant; (e) sublet any portion of the Premises (provided that, notwithstanding anything in this Lease to the contrary, Landlord's consent to a sublease of the Premises by Tenant shall not be unreasonably withheld by Landlord); (f) grant any license, concession, or other right of occupancy of any portion of the Premises; or (g) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (a) through (g) being a "Transfer"). Notwithstanding anything to the contrary set forth in this Lease, Tenant may transfer or assign all of its rights under this Lease or sublease the Premises (but not a portion of the Premises) without Landlord's prior written consent, to any entity (each, a "Permitted Transferee"): (i) which is an affiliate of Tenant, (ii) with which or into which Tenant has merged or consolidated in accordance with applicable statutory provisions for merger or consolidation of entities, or (iii) which acquires all, substantially all or a majority of the Tenant's assets or stock or leases, provided that (a) Tenant shall not then be in default under this Lease (beyond any applicable notice and cure periods), (b) prior to such assignment, Tenant furnishes Landlord with the name of the Permitted Transferee, together with Tenant's written certification that such entity is a Permitted Transferee, (c) Tenant shall deliver Landlord a certified copy of the executed assignment, and (d) Tenant shall provide Landlord with proof (in a form reasonably satisfactory to Landlord) that the net worth and liquidity of such Permitted Transferee is equal to or greater than the net worth and liquidity of Tenant immediately prior to such transfer and assignment. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of any proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and banking, financial, and other credit information sufficient to enable Landlord to determine the proposed transferee's experience and creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer, not to exceed $1,500.00. In no event shall the proposed Transfer be to an existing tenant currently in the Building or the Property and in no event shall the proposed Transfer be to a person or entity with whom Landlord or its agent is negotiating or has communicated within the past six (6) months regarding leasing space in the Building or at the Property. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Unless expressly consented to by Landlord in writing, Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor and Tenant shall execute any documents reasonably required by Landlord to confirm same. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. In the Event of a Default, Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so.

b. Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all compensation received by Tenant for a Transfer (whether permitted or not) that exceeds the Rent paid by Tenant to Landlord for the applicable portion of the Premises covered thereby. Landlord's acceptance of such additional compensation shall not constitute Landlord's approval of any Transfer that was not approved by Landlord or permitted by this Lease.

c. Cancellation. Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all unamortized brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant and if Landlord does same, Tenant shall have no further liability for the portion of the Premises so leased by Landlord.

13. RISK ALLOCATION AND INSURANCE

a. Allocation of Risks. The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is insured for or required herein to be insured for, any loss, cost, damage or expense arising from such event, including, without limitation, the expense of defense against claims or suits, be covered by insurance, or by the party required to obtain insurance in the event such party defaults in its obligation to do so, without regard to the fault of Tenant, its agents, shareholders, members, directors, officers, contractors or employees ("Tenant Protected Parties"), and without regard to the fault of Landlord, its agents, shareholders, members, agents, directors, officers, contractors and employees ("Landlord Protected Parties"). As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

(i) Tenant shall bear the risk of bodily injury, personal injury or death, or damage to the property of third persons, occasioned by events occurring on or about the Premises, regardless of the party at fault. Said risks shall be insured as provided in Section 13(b)(i).

(ii) Landlord shall bear the risk of bodily injury, personal injury or death, or damage to the property of third persons, occasioned by events occurring on or about the Property (other than the Premises or premises leased to other tenants) regardless of the party at fault. Said risk shall be insured against as provided in Section 13(c)(i).

(iii) Tenant shall bear the risk of damage to Tenant's contents, trade fixtures, machinery, equipment, furniture and furnishings in the Premises arising out of loss by the events required to be insured against pursuant to Section 13(b)(ii).

(iv) Landlord shall bear the risk of damage to the Building and common areas arising out of loss by events required to be insured against pursuant to Section 13(c)(ii).

Notwithstanding the foregoing, provided the party required to carry insurance under Section 13 (b)(i) or Section 13 (c)(i) hereof does not default in its obligation to do so, if and to the extent that any loss occasioned by any event of the type described in Section 13(a)(i) or Section 13(a)(ii) exceeds the coverage or the amount of insurance required to be carried under said Sections or such greater coverage or amount of insurance as is actually carried or results from an event not required to be insured against or not actually insured against, the party at fault promptly shall pay the amount not actually covered.

b. Tenant's Insurance. Tenant shall procure and maintain policies of insurance, at its own cost and expense during the term hereof, insuring:

(i) The Landlord Protected Parties, and Landlord's Mortgagee (as defined in Section 18(a) below), if any, of which Tenant is given written notice, and Tenant Protected Parties subject, however, to Section 13(a), from all claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with the Premises, for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $2,000,000.00 combined single limit per occurrence/aggregate. Tenant shall provide Landlord with proof of said insurance on the Effective Date hereof. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. Landlord shall have the right not more than once every three (3) years, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord Protected Parties and Tenant Protected Parties from judgments which might result from such claims, demands or actions. Tenant shall cause the Landlord Protected Parties to be insured as "additional insureds". Tenant will protect, indemnify and save harmless the Landlord Protected Parties from and against

any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Landlord Protected Parties, or any of them, by reason of any bodily injury to or personal injury to or death of any person or more than one person or for damage to property, occurring on or about the Premises, caused by any party including, without limitation, any Landlord Protected Party provided, however, Tenant shall not be required to indemnify or insure against any loss resulting from the gross negligence or willful misconduct of any Landlord Protected Party, to the extent of the amount of the insurance required to be carried under this Section 13(b)(i) or such greater amount of insurance as is actually carried. Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity hereinabove set forth.

(ii) All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk") coverage. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party.

c. Landlord's Insurance. Landlord shall procure and maintain policies of insurance during the Term hereof insuring, the costs of which (including premiums and deductibles) shall be Operating Expenses:

(i) All claims, demands or actions made by or on behalf of any person or persons, firm or corporation including, without limitation, any Tenant Protected Party subject, however, to Section 13(a) and arising from, related to or connected with the Property (other than the Premises and premises leased to other tenants), for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $2,000,000.00 combined single limit per occurrence/aggregate provided, however, Landlord shall not be required to indemnify or insure against any loss resulting from the intentional wrongful acts of any Tenant Protected Party. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis.

(ii) The improvements at any time situated upon the Property (other than the contents of Premises and premises leased to other tenants) against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk") coverage in an amount deemed commercially reasonable by Landlord. Landlord shall be named as insured and all proceeds of insurance shall be payable to Landlord or Landlord's Mortgagee. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Tenant Protected Party.

(iii) Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Premises are untenantable due to fire or other casualty (for the period reasonable determined by Landlord).

(iv) Such other risks as reasonably determined by Landlord.

d. Forms of Insurance. All of the aforesaid insurance shall be in companies with an A.M. Best rating of at least (A-)(VIII) and licensed to do business in the State of Florida. As to Tenant's insurance, the insurer and the form, substance and amount (where not stated above) shall be reasonably satisfactory from time to time to Landlord and Landlord's Mortgagee, and shall unconditionally provide that it is not subject to cancellation, material modification or non-renewal except after at least thirty (30) days prior written notice to Landlord and any Landlord's Mortgagee. Original certificates of Tenant's insurance policies reasonably satisfactory to Landlord, together with reasonably satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Effective Date and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage.

e. Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant permitted to perform work in, on, or about the Premises to obtain and maintain the following insurance coverage at no expense to Landlord:

(i) Commercial general liability insurance, including the traditional broad form general liability coverages, in the amount of One Million Dollars ($1,000,000), adding Landlord and Tenant as additional insured parties;

(ii) Worker's compensation insurance for all contractor's employees working in or about the Premises in an amount sufficient to comply with applicable laws or regulations;

(iii) Employers liability insurance in an amount not less than One Hundred Thousand Dollars ($100,000); and

(iv) Any other insurance as Tenant, Landlord or Landlord's Mortgagee may reasonably require from time to time for contractors performing work in the Building.

f. Increase of Premiums. Tenant will not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including but not limited to public liability) from companies and in a form reasonably satisfactory to Landlord. If any breach of this Section 13(f) by Tenant shall directly cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed therefor.

g. Tenant's Additional Insurance. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Section 13 and Section 14.

14. INDEMNITY

a. Tenant shall indemnify, defend and hold harmless Landlord Protected Parties from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and damages for bodily injury, death and property damage arising from any activity in the Premises even if resulting from the solely negligent act or omission (but not the gross negligence or willful misconduct), of any of the Landlord Protected Parties, and from all costs, reasonable attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord in its reasonable discretion, or as designated by Tenant's insurer. The provisions of this subsection (a) shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

b. Landlord shall indemnify, defend and hold harmless Tenant Protected Parties from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and damages for bodily injury, death and property damage arising from any activity in or about the Building, the Property or Common Areas (other than the Premises and premises leased to other tenants) even if resulting from the solely negligent act or omission (but not the gross negligence or willful misconduct) of any of the Tenant Protected Parties, and from all costs, reasonable attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim. Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord's expense by counsel satisfactory to Tenant in its reasonable discretion, or as designated by Landlord's insurer. The provisions of this subsection (b) shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

15. CASUALTY

a. Repair Estimate. If the Premises or the Building are damaged by fire, hurricane or other casualty (a "Casualty"), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by the Casualty.

b. Landlord's and Tenant's Rights. If, because of a Casualty, Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the commencement of repair ("Substantial Casualty"), then Landlord may, at its expense and to the extent such space is available, relocate Tenant to office space on the Property with total square footage that is equal to or greater than the

Premises (which relocation space shall be subject to Tenant's prior written approval, which shall not be unreasonably withheld) provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. If Landlord relocates Tenant, Rent shall be abated only from the date of such damage until the relocation premises are tendered to Tenant, and thereafter, Tenant shall pay to Landlord the lesser of the Rent or the fair market rental value of the replacement premises (including all additional rent and expenses associated therewith). Such relocation may be for a portion of or the entire remaining Term. Landlord shall complete any such relocation within forty-five (45) days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Substantial Casualty, then, unless Tenant caused such damage, Tenant may terminate this Lease by delivering written notice to the Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Following a Substantial Casualty, if Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Landlord shall repair the Building or the Premises, as the case may be, as provided below. Rent for any portion of the Premises necessary for Tenant's business that was rendered untenantable by any Casualty shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement. Rent shall not be abated or reduced for a Casualty which is not a Substantial Casualty. Notwithstanding the foregoing, if a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises or Building would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent shall be abated as of the date of the Casualty.

c. Repair Obligation. If neither party so elects to terminate this Lease following a Casualty, then Landlord shall use commercially reasonable efforts to, within a reasonable time after such Casualty, restore the Building and Premises to substantially the same or better condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

16. CONDEMNATION

a. Eminent Domain. If any part of the Property is taken by right of eminent domain or conveyed in lieu thereof and as a result Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such taking or conveyance (a "Taking") then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be prorated on the date of such Taking. After a Taking, if Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises which was necessary for Tenant's business and which was rendered untenantable by the Taking. Rent shall not be reduced or abated for any condemnation or conveyance in lieu thereof which does not constitute a Taking.

b. Taking - Landlord's Rights. If all or any material portion of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking.

c. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Property taken, with Tenant expressly waiving any right to award or compensation based on the loss of Tenant's leasehold interest of the value thereof, and Tenant may separately pursue a claim against the condemning party for the value of Tenant's moving costs and other claims it may have, so long as such claim does not in any way impair or adversely affect the award that the Landlord is entitled to receive.

17. RULES AND REGULATIONS

Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit "C". Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable and are applicable to all tenants of the Building. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

18. SUBORDINATION & MORTGAGEES

a. Subordination. This Lease is subject and subordinate to any deeds of trust, mortgages or other security instruments which now or hereafter encumber all or any portion of the Property or any interest of Landlord therein. No further instrument shall be required to effect such subordination, but upon request Tenant shall, within ten (10) business days after request from Landlord execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination reasonably requested as Landlord or any lender or mortgagee holding a mortgage or deed of trust against the Premises ("Landlord's Mortgagee").

b. Attornment. Notwithstanding Section 18(a), any mortgagee of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage to this Lease, or to any of the provisions hereof on such terms and subject to such conditions as such mortgagee may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust or mortgage, or the sale of the Building under any such deed of trust or mortgage, Tenant shall, upon request of such mortgagee, any person succeeding to the interest of such mortgagee, or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant of the Successor Landlord, without change in the terms or other provisions of this Lease; provided, however, that the Successor Landlord shall not be bound by any modification to this Lease made after the institution of any such proceeding without the consent of the Successor Landlord or by any payment of Rent more than one (1) month in advance, except for a security deposit previously paid to Landlord (and then only if such security deposit has been deposited with and is under the control of the Successor Landlord). The agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall, upon request, before or after any such foreclosure or conveyance, execute, acknowledge, and deliver to any mortgagee of Landlord or to the Successor Landlord instruments evidencing such attornment as the mortgagee or Successor Landlord may reasonably require.

c. Estoppel Certificates. Tenant shall, from time to time, within ten (10) business days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease, other than the first month's rent, has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee of Landlord. Any such certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Building or the Property.

Landlord agrees to furnish from time to time, within fifteen (15) days after request by Tenant, an estoppel certificate signed by Landlord addressed to such party as Tenant requests, confirming and containing such factual certifications and representations as may be reasonably requested consistent with the terms of this Section. Any such certificate may be relied upon by Tenant or any successor of Tenant.

d. Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of Tenant's obligations or termination of this Lease unless (i) Tenant has given notice by certified mail to Landlord and any mortgagee of Landlord whose address has been furnished to Tenant, and (ii) Tenant offers such mortgagee of Landlord a reasonable time to cure the default (in no event to be less than thirty (30) days), including time to obtain possession of the Building if such should prove necessary to effect a cure. No such mortgagee of Landlord shall be obligated to Tenant to cure any default by Landlord hereunder, but if a mortgagee elects in its discretion to effect a cure Tenant shall accept same as though done by Landlord.

19. TAXES

Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within ten (10) business days of demand, that part of such taxes for which Tenant is primarily liable hereunder. Landlord shall not pay such amounts if Tenant notifies Landlord that it will contest the validity or amount of such taxes and thereafter diligently proceeds with such contest in accordance with applicable law and in a manner that is not inconsistent with the rights of Landlord and the non-payment thereof does not; (a) pose a threat of loss or seizure of the Building or interest of Landlord therein; or (b) result in the imposition of any fines, penalties or interest against Landlord. Notwithstanding the foregoing, Landlord may (but shall never be obligated to do so) contest the amount or validity of any such taxes.

20. EVENTS OF DEFAULT

The occurrence of any one of the following events will be an Event of Default by Tenant under this Lease:

a. Tenant shall fail to pay Landlord any Rent or other sum of money when due under this Lease or under any other agreement with Landlord concerning the Premises where such failure is not cured within five (5) days after written notice from Landlord; provided, however, such notice shall not be required more than one (1) time in any twelve (12) month period.

b. Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain or shall fail to deliver any certificate of such insurance when required by this Lease or any other agreement with Landlord concerning the Premises and such failure is not cured within ten (10) business days after written notice from Landlord.

c. Tenant shall fail to provide an estoppel certificate within the time provided in Section 18(c).

d. Tenant shall fail to perform or observe any term, covenant or condition of this Lease or any other agreement with Landlord concerning the Premises (other than a failure described in the preceding Sections 20(a), 20(b) and 20(c) and Tenant shall not cure the failure within ten (10) days after Landlord notifies Tenant thereof in writing; but if the failure is of a nature that it cannot be cured within such ten (10) day period, Tenant shall not have committed an Event of Default if Tenant commences the curing of the failure within such ten (10) day period and thereafter diligently pursues the curing of same and completes the cure within thirty (30) days; provided, however, that if Tenant fails to perform or observe any term, condition, covenant or provision in this Lease including the timely payment of Rent, more than twice in any calendar year, then notwithstanding that such defaults have been cured by Tenant, any further defaults in such calendar year shall, at Landlord's election, be deemed an Event of Default without notice or opportunity to cure.

e. Tenant and any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of

creditors, or all or substantially all of Tenant's assets or any guarantor of Tenant's obligations under this Lease or Tenant's interest in this Lease are levied on by execution or other legal process.

f. A petition shall be filed by Tenant or any guarantor of Tenant's obligations under this Lease to have Tenant or such guarantor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by Tenant or such guarantor, or any such petitions shall be filed against Tenant or such guarantor and shall not be dismissed within thirty (30) days.

g. A receiver or trustee shall be appointed for all or substantially all the assets of Tenant or of any guarantor of Tenant's obligations under this Lease or for Tenant's interest in this Lease.

h. Tenant shall fail to occupy the Premises within thirty (30) days after the Term commences and the Premises are ready for occupancy.

i. Tenant shall abandon or vacate the Premises or any substantial portion of the Premises; provided, however, that Tenant's abandonment or vacation of the Premises or any substantial portion of the Premises shall not be deemed an Event of Default by Tenant under this Lease if Tenant, at all times after such abandonment or vacation, (i) timely pays to Landlord all Rent and other sums due under this Lease, and (ii) timely complies with all of Tenant's other obligations under this Lease.

21. REMEDIES

a. Upon the occurrence of any Event of Default by Tenant, Landlord shall have the option, without any notice to Tenant (except as expressly provided above) and with or without judicial process, in accordance with applicable law, to pursue any one or more of the following remedies:

(i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.

(ii) Landlord may terminate Tenant's possession and not this Lease whereby Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises, without liability for trespass or conversion. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no public or private sale is contemplated, Landlord may store the property in a public or private warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

(iii) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, and the cost of the performance will be deemed Additional Rent and will be payable by Tenant to Landlord within fifteen (15) days of demand.

b. In the event Landlord enters and takes possession of the Premises without electing to terminate this Lease, Landlord will have the right to relet the Premises for Tenant's account, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable. But Landlord will not be required to incur any expense to relet the Premises and the inability or failure of Landlord to relet the Premises shall not reduce Tenant's liability for Rent and other charges due under this Lease or for damages. Without causing a termination or forfeiture of this Lease after an Event of Default by Tenant, Landlord may: (i) relet the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (ii) remodel or change the use and character of the Premises; (iii) grant rent concessions in reletting the Premises, if necessary in Landlord's judgment, without reducing Tenant's obligation for Rent specified in this Lease; and (iv) relet all or any portion of the Premises as a part of a larger area. Subject to the next subsection, Landlord may retain the excess, if any, of the rent earned from reletting the Premises over the Rent specified in this Lease.

c. If Landlord has relet the Premises or relets thereafter without first terminating this Lease, Landlord will apply any future rentals from reletting (but not rental allocable to any area outside the Premises or rental allocable to the period following the Term) in the following manner: first, to reduce any amounts then due from Tenant, including but not limited to attorneys' fees, brokerage commissions and other expenses Landlord may have incurred in connection with the collection of any Rent, recovery of possession, and redecorating, altering, dividing, consolidating with adjoining premises, or otherwise preparing the Premises for reletting; and, the balance, if any, of the future rentals from reletting shall be retained by Landlord as compensation for reletting the Premises.

d. No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an Event of Default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice, Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant.

e. Upon the termination of this Lease or termination of Tenant's possession without termination of this Lease, Landlord will be entitled to recover, at its election, all unpaid Rent that has accrued through the date of termination plus the costs of performing any of Tenant's obligations (other than the payment of Rent) that should have been but were not satisfied as of the date of such termination. In addition, in the event of termination of this Lease, Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, (i) an amount equal to the present value of the Rent and other sums that this Lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term. For purposes of determining Tenant's obligation to Landlord under this Section 21, where Landlord has an affirmative legal obligation to mitigate its damages, Landlord's obligation to mitigate shall be subject to the following: (i) Landlord must first obtain undisputed possession of the Premises, (ii) Landlord is not obligated to offer the Premises to a tenant or prospective tenant when other suitable premises are available in the Building or in another building at the Property, (iii) Landlord is not obligated to lease the Premises for less than the current fair market rental or for less than other space in the Building is being offered by Landlord, (iv) Landlord is not obligated to lease to any prospective tenant who would disrupt the tenant mix, violate any restrictions or covenants, or adversely affect the reputation of the Building, and (v) Landlord is not obligated to rent to a prospective tenant who is not financially responsible or lacks necessary operating experience.

f. After an Event of Default by Tenant, Landlord may recover from Tenant from time to time or at one time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (i) such expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; (ii) all other costs and expenses (including brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the Event of Default by Tenant; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from such failure.

g. In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the rate of three percent (3%) per annum.

h. For the purposes of any suit by Landlord brought or based on this Lease, this Lease may, at Landlord's option, be construed to be a divisible contract to the end that successive actions may be maintained and successive periodic sums shall mature and become due hereunder, and the failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovery of the sum or sums so omitted.

i. This Section 21 shall be enforceable to the extent not prohibited by applicable law, and the unenforceability of any provision in this Section shall not render any other provision unenforceable. Tenant will be presumed to have abandoned the Premises if goods, equipment, or

other property, in an amount substantial enough to indicate a probable intent to abandon the Premises, is being or has been removed from the Premises and the removal is not within the normal course of Tenant's business.

j. The failure or delay by Landlord, at any time after a default has occurred, to exercise or enforce any of the rights, remedies and obligations provided for in this Lease shall not be deemed or construed to be a waiver of any such default or remedy or to affect the validity or enforceability of any part of this Lease or the right of Landlord thereafter to exercise or enforce each and every such right, remedy and obligation. No waiver of any default under this Lease by Landlord shall be deemed or construed to be a waiver of any other or subsequent default, and the consent or approval by Landlord to or for any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or for any subsequent similar act by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent, Additional Rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, Additional Rent or other charges, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, nor shall acceptance of Rent with knowledge of breach constitute a waiver of the breach, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent, to terminate this Lease, to repossess the Premises or to pursue any other remedy provided in this Lease. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and signed by Landlord.

Whenever a period of time is prescribed in this Lease for action to be taken by Tenant, Tenant will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, applicable laws or any other causes of any kind whatsoever which are beyond the control of Tenant.

22. INTENTIONALLY DELETED

23. NON-WAIVER

Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of that term or any other term. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease.

24. SURRENDER OF PREMISES

No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall immediately deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear excepted (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control), and shall deliver to Landlord all keys to the Premises and access cards to the Building. At the expiration or termination of this Lease, all flooring within the Premises shall be in the same condition as when delivered to Tenant on the Commencement Date, reasonable wear and tear and any alterations approved by Landlord excepted, and Tenant shall be solely responsible for completing any restorative work necessary to deliver the flooring to Landlord in such condition. Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant (but, except to the extent hereinafter provided, Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall promptly remove from the Premises and the Building (to the extent applicable) trade fixtures, equipment and furniture, installed by or on behalf of Tenant, as Landlord may have required at the time Landlord originally delivered its consent for same. Tenant shall repair all damage caused by such removal. All items not so removed within thirty (30) days after the termination of this Lease shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord after ten (10) days

written notice from Landlord to Tenant and a failure to cure, and without any obligation to account for such items, all at Tenant's sole cost and expense. If Tenant fails to surrender the Premises, Landlord shall have the right, without notice and without resorting to legal process, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects. The provisions of this Section shall survive the end of the Term.

25. HOLDING OVER

If, at the expiration of the term of this Lease or other termination of this Lease, Tenant continues to occupy the Premises without the written consent of Landlord, or if no new agreement shall have been entered into by the parties hereto, then Tenant shall be a Tenant at sufferance only, without claim of right, and Tenant's continued occupancy shall not defeat Landlord's right to possession of the Premises obtained in accordance with applicable law. For the first two (2) months that Tenant continues to occupy the Premises following the expiration of the term of this Lease or other termination of this Lease without the written consent of Landlord, or if no new agreement shall have been entered into by the parties hereto, Tenant shall pay Rent equal to 150% of the monthly Base Rent and Additional Rent payable during the last month of the Term, and, for each month thereafter that Tenant continues to occupy the Premises, Tenant shall pay Rent equal to 200% of the monthly Base Rent and Additional Rent payable during the last month of the Term. In the event Tenant continues to occupy the Premises without the written consent of Landlord following the expiration of the term of the Lease or other termination of the Lease, Tenant shall pay Rent on a monthly basis and shall not be entitled to a daily proration. In addition, Tenant shall pay to Landlord all damages, costs and expenses incurred, directly or indirectly, by Landlord by reason of Tenant's retention of possession of the Premises after such expiration or termination. Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant as a result of such holdover.

No payment of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, or extend the Term and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

26. RIGHTS RESERVED BY LANDLORD

Landlord has the following rights, exercisable without notice to Tenant and without causing an eviction (constructive or actual) or disturbance of Tenant's possession of the Premises and without giving rise to any claim for setoff or abatement of Rent:

a. to change the Building's name ~~or street address;~~ MDH hV

b. to install signs on the exterior and interior of the Building or Property;

c. to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

d. to enter upon the Premises at reasonable hours and upon reasonable notice to inspect, clean or make repairs or alterations (without implying any obligation to do so) and to show the Premises during normal business hours to prospective lenders, purchasers and tenants (provided that unless Tenant is in default of this Lease, Landlord shall only show the Premises to prospective tenants during the last twelve (12) months of the Term) and, if the Premises are vacated, to prepare them for reoccupancy; provided, however, that at all times except for and excluding emergencies, Tenant shall be permitted to have a representative present during any such entrance by Landlord and all such access by Landlord shall be exercised in such a manner as to not adversely interfere with Tenant's use of the Premises;

e. to retain and use in appropriate instances keys to all doors into and within the Premises (Tenant will not change or add locks without the prior written consent of Landlord, which consent shall not be unreasonably withheld);

f. to decorate and to make repairs, alterations, additions or improvements (whether structural or otherwise) to and about the Building or Property and, for such purposes, to enter upon the Premises, to temporarily close doors, entryways, public space and corridors in the Building or Property, to temporarily suspend building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Common Areas, all without abatement of rent or impairing Tenant's obligations so long as the Premises remain reasonably accessible and fit for the use expressly permitted in this Lease;

g. to grant to anyone the exclusive right to conduct any business or render any service in or to the Building or the Property (including the exclusive right to sell any food or beverages), provided such exclusive right does not exclude Tenant from the use expressly permitted in this Lease;

h. to approve the weight, size and location of safes and other heavy equipment and articles in the Premises and to require that all such items and all furniture be moved into and out of the Building and Premises at the times and in the manner directed by Landlord (movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant); and

i. to take any measures (without implying any obligation to do so) Landlord deems advisable for the security of the Building and its occupants, including the evacuation of the Building for drill purposes and the closing of the Building after normal business hours, subject, however, to Tenant's right to admittance when the Building is closed under reasonable regulations prescribed by Landlord from time to time.

27. LANDLORD'S DEFAULT

a. All covenants of Tenant in this Lease are independent covenants, not conditioned upon Landlord's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein.

b. If Landlord defaults in the performance of any of its obligations under this Lease, Landlord will have thirty (30) days to cure after Tenant notifies Landlord of the default in writing (and such written notice from Tenant must provide specific details about Landlord's alleged default and the steps Tenant reasonably believes are required to cure such default); or if the default is of a nature to require more than thirty (30) days to remedy, Landlord will have the time reasonably necessary to cure it so long as Landlord is diligently prosecuting such cure. If Landlord is in default hereunder beyond the applicable notice and cure period and such default is of the nature whereby Landlord's failure to perform its obligations hereunder materially prevents, or the effect of which materially prevents, Tenant from carrying on its usual business in the Premises; provided, however, Tenant shall have first given Landlord written notice of the existence and nature of such breach (which notice also describes the conduct that Tenant reasonably believes is required of Landlord to cure such breach), and Landlord shall have failed to cure such breach within the provided cure period (which cure period may be longer than thirty (30) days, and which cure period shall in no event whatsoever be less than thirty (30) days after Landlord's receipt of Tenant's written notice regarding such breach), Tenant may, at its option at any time thereafter cure such default for the account of Landlord, and any amount actually paid or any contractual liability actually incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to reimburse Tenant therefor within ten (10) business days of demand and save Tenant harmless therefrom. In no event whatsoever shall Tenant commence curing any default for the account of Landlord without first delivering written notice to Landlord of Tenant's intention to commence such cure. Notwithstanding the foregoing, Tenant may remedy any such default prior to the expiration of the period within which Landlord may cure such default if the cure of such default prior to the expiration of said period is reasonably necessary to protect the Premises or to prevent injury or danger to persons or damage to property; provided, however, Tenant shall notify Landlord of its intention to so cure such default prior to commencing a cure of the same. Tenant acknowledges and agrees that, in the event Tenant commences curing or remedying any default by Landlord under this Lease, Tenant shall be deemed to have irrevocably waived any claim for actual damages incurred by Tenant by virtue of the occurrence of a default by Landlord hereunder, except Landlord will still be required (pursuant to the terms of this Section) to reimburse Tenant for any amount actually paid or any contractual liability actually incurred by

Tenant in curing or remedying any default by Landlord within ten (10) business days of demand. Furthermore, in no event whatsoever shall Tenant be entitled to seek or recover consequential, special or punitive damages from Landlord for any default by Landlord of Landlord's obligations under this Lease. All third-party costs actually incurred by Tenant in collecting any amounts and damages owing by Landlord pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Tenant, will also be recoverable by Tenant from Landlord. Notwithstanding any of the foregoing, in no event shall Landlord be liable to Tenant in any way or fashion if Landlord is using commercially reasonable efforts to cure a default by Landlord under the Lease, regardless of when Landlord's cure of such default is completed.

c. Whenever a period of time is prescribed in this Lease for action to be taken by Landlord, Landlord will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, applicable laws or any other causes of any kind whatsoever which are beyond the control of Landlord.

d. Tenant agrees to serve a notice of claimed default or breach by Landlord upon Landlord's Mortgagee, if Tenant has been made aware of the name and address of such lender. Notwithstanding anything to the contrary contained herein, Tenant will not exercise any right to terminate this Lease because of a default by Landlord before allowing such lender the opportunity to cure such default as provided in subsection 18(d). This subsection will not be interpreted as creating or broadening any right of Tenant to terminate this Lease because of a default by Landlord.

28. INTENTIONALLY DELETED

29. PARKING; SIGNAGE

Subject to such terms, conditions and regulations in effect as of the Effective Date and as Landlord may adopt and modify from time to time relative to the parking area, Tenant and its employees, agents, customers, invitees and licensees shall have the nonexclusive right to park their vehicles in two hundred (200) spaces within those portions of the Property designated by the Landlord as parking for the Building. If Tenant: (i) transfers or assigns this Lease to any person or entity that is not a Permitted Transferee, (ii) sublets any portion of the Premises to any person or entity that is not a Permitted Transferee, or (iii) duly and timely exercises the Early Termination Option (as hereinafter defined), then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of 4.0 parking spaces per 1,000 rentable square feet as established by Landlord from time to time. In addition, Landlord shall provide, at Tenant's cost (a cost which shall be paid from the Construction Allowance (as defined herein)), a reserved covered parking area in location depicted on Exhibit "G" attached hereto and incorporated herein by reference, which area shall accommodate no less than sixteen (16) cars, provided that in no event whatsoever shall Landlord have any obligation or duty to supervise or police such reserved parking area or in any way ensure that only the vehicles of Tenant and its employees, representatives, guests, invitees or licensees park in the parking spaces located within such reserved area.

Tenant shall be provided with initial standard suite identification signage and Landlord shall include the Tenant on the lobby directory, all at no cost to Tenant. In addition, subject to Landlord's prior written approval of size, design, color, method of attachment, materials and location, Tenant, at Tenant's sole cost and expense, shall be entitled to place its signage on the outside of the Building in the location and as depicted on Exhibit "F" attached hereto and incorporated herein by reference, and Tenant shall be responsible for installing, maintaining and repairing its signage. Tenant shall deliver to Landlord, along with Tenant's request for approval, detailed plans for all signage. All Tenant signage shall comply with all rules and requirements of Landlord and all applicable laws, regulations, codes, ordinances and other rules imposed from time to time by any governmental entity. No signage shall be allowed on the roof or parapets of the Building.

30. MISCELLANEOUS

a. Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder provided that the assignee assumes Landlord's obligations under this Lease.

b. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages and shall be recoverable only from the interest of Landlord in the Property. Landlord and its directors, officers, members, managers, partners, employees, agents, attorneys and representatives shall not be personally liable for any deficiency and Tenant agrees to look solely to Landlord's interest in the Property for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

c. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except for Jones Lang LaSalle Brokerage, Inc. (the "Landlord's Broker") and Avocat Group (the "Tenant's Broker"). Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent (other than the Landlord's Broker listed above and the Tenant's Broker listed above) claiming the same by, through, or under the indemnifying party. Landlord shall be solely responsible for payment of all commissions due to the above listed Landlord's Broker, pursuant to a separate agreement with Landlord's Broker. Landlord shall be solely responsible for payment of all commissions due to the above listed Tenant's Broker, pursuant to a separate agreement with Tenant's Broker.

d. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in Section 1 of the Lease, (ii) hand delivered by local courier or national overnight delivery service to the specified address, or (iii) sent by facsimile transmission or electronic mail followed by a confirmatory letter. All notices to Landlord shall be delivered to the addresses set forth in Section 1 and to Landlord's property management company at the address set forth in Section 2 and all notices to Tenant shall be to Tenant's address(es) set forth in Section 1. Notice sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States Mail; notices sent by hand delivery or overnight courier shall be effective upon delivery to the address specified herein and notices sent by facsimile or electronic mail shall be effective when and if actually received by the individual to whom the notice is to be directed. The parties hereto may change their addresses for notice or payment by giving notice thereof to the other in conformity with this provision. In addition to the foregoing, any written notice to Tenant shall be deemed received when delivered to the Premises.

e. Severability. It is the parties intention that this Lease be enforceable and that it comply with all applicable laws. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

f. Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, respectively. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

g. Tenant's Right of Possession. Provided Tenant has timely performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

h. Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. Then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and any guarantor, and Landlord need not first proceed against Tenant before proceeding against any guarantor nor shall any guarantor be released from its guaranty for any reason whatsoever.

i. Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

j. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person or entity acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the corresponding fee estate or any interest in such fee estate.

k. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

l. Exhibits. All exhibits added and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Legal Description
Exhibit B - Outline of Premises

Exhibit C - Building Rules and Regulations
Exhibit D - Landlord Work Letter
Exhibit D-1 - Space Plan
Exhibit E - Acknowledgement of Lease Commencement
Exhibit F - Location of Signage
Exhibit G - Depiction of Reserved Parking Area
Exhibit H - Depiction of Suite 201 After Exercise of Early Termination Option

m. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

n. Property Management. Landlord's Property Management Company is identified in Section 2 of the Lease. Landlord's Property Management Company may be changed without notice to Tenant from time to time. Tenant acknowledges that the Property Management Company is an independent contractor hired by Landlord to operate the Property.

o. Choice of Law. This Lease shall be governed by the laws of the State of Florida and by the applicable laws of the United States of America.

p. Construction and Interpretation. This Lease shall not be construed in favor of either Landlord or Tenant regardless of who prepared the same. Whenever the terms "hereof," "hereby," "herein," or words of similar import are used herein they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision. References to Sections and Exhibits refer to the sections of, and exhibits to, this Lease. Whenever the term "including" is used herein, it shall be interpreted as meaning "including, but not limited to."

q. WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR INVOLVING THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY.

TENANT HEREBY WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OF ANY NATURE IN ANY SUMMARY PROCEEDING OR OTHER ACTION OR PROCEEDING INSTITUTED BY LANDLORD AGAINST TENANT, OR IN ANY ACTION INSTITUTED BY LANDLORD FOR UNPAID RENT, ADDITIONAL RENT OR OTHER AMOUNTS DUE UNDER THIS LEASE.

r. Use of Term "Tenant". The term "Tenant" wherever used in this Lease shall include its employees, agents, invitees, contractors, licensees, partners, officers and shareholders

s. Intentionally Deleted.

t. Confidentiality. Tenant acknowledges and agree that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms of this Lease could adversely affect the ability of the parties to negotiate other leases and impair the Landlord's relationship with other tenants. Accordingly, Tenant and Tenant's members, agents, officers, managers and employees shall keep strictly confidential and shall not, either directly or indirectly, disclose the terms and conditions of this Lease to any third parties without the prior written consent of the Landlord.

u. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By

executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

v. Acknowledgement of Lease Commencement. Within ten (10) business days after request from Landlord, Tenant will deliver to Landlord a fully completed and executed Acknowledgment of Lease Commencement in the form of Exhibit E attached hereto.

w. Time of Performance. Time is of the essence of this Lease.

31. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

Tenant represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant or any guarantor of Tenant's obligations under this Lease; that all reports, statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or to Tenant's knowledge, after reasonable inquiry, threatened against or affecting Tenant or any guarantor of Tenant's obligations under this Lease. If Tenant is a corporation, limited liability company or partnership, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises are located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate, company or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation or limited liability company, Tenant shall deliver certified resolutions to Landlord, upon request, evidencing that the execution and delivery of this Lease has been duly authorized and properly executed, and will deliver such other evidence of existence, authority and good standing as Landlord shall require.

32. ENVIRONMENTAL PROVISIONS

a. Terms defined below in this Section shall have the following meanings:

(i) "Applicable Environmental Laws" means all applicable federal, state and other laws, ordinances, rules and regulations of any governmental entity pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

(ii) "Expenses" means all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), costs of settlement and disbursements of any kind and nature whatsoever.

(iii) "Hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Florida establish a meaning for "hazardous substance", "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(iv) "Indemnified Party" means each of Landlord or Tenant, as applicable, and any successors and assigns as to all or any portion of the Property or any interest therein, and any affiliate, officer, agent, director, employee or servant of any of them.

b. Tenant warrants and represents that to Tenant's knowledge Tenant's intended use of the Premises will not violate Applicable Environmental Laws. Tenant shall not cause or permit the Property, the Premises or Tenant to be in violation of, or do anything or permit anything to be done which will subject the Landlord or the Premises or the Property to any remedial obligations under any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises, the Property and Tenant. Tenant shall promptly notify Landlord in writing of any existing, pending or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority in connection with any violation of Applicable Environmental Laws by Tenant or any person or entity acting through or on behalf of Tenant. Tenant shall take all steps necessary to determine during the Term of this Lease that no hazardous substances or solid wastes are being disposed of or otherwise released on or to or from the Property or the Premises. Landlord may enter upon the Premises at any time and without notice to verify compliance with this Section if Landlord believes in good faith that a violation of this Section may have occurred or be threatened. Any violation of this Section by Tenant which cannot be cured shall constitute an Event of Default under this Lease.

c. Tenant hereby agrees to assume liability for and to pay, indemnify, protect and hold harmless every Indemnified Party from any and all Expenses imposed, incurred or asserted (regardless of whether the Indemnified Party shall be indemnified by any other person or entity) in any way relating to or arising out of (i) a violation of Applicable Environmental Laws by Tenant during the Term of this Lease or during any period of holdover by Tenant after the Term of the Lease, or (ii) a disposal or other release of any hazardous substance or solid waste on, to or from the Premises or the Property by the Tenant during the Term of the Lease or during any such period of holdover. Tenant acknowledges that it has been given ample time to consult with counsel in agreeing to the indemnity set forth in this Lease and fully understands it. This indemnity shall survive the termination or expiration of this Lease for a period of two (2) years.

d. Landlord represents and warrants that Landlord has not used, stored, generated or disposed any Hazardous Substances on the Property and has not received notice of same. Landlord shall not use, store, generate or dispose of any Hazardous Substances in violation of any Environmental Laws on or in the Common Areas of the Property or other areas in the Property which are in the exclusive control of Landlord. If such Environmental Laws require Landlord to remove, abate, or otherwise remediate the existence of any such Hazardous Substances discovered in the Common Areas and other areas in the Property which are in Landlord's exclusive control, Landlord, at Landlord's sole cost and expense, shall be responsible for such removal, abatement, and remediation, and Tenant's Base Rent and Additional Rent shall abate to the extent that all or any portion of the Premises are unusable as a result such remediation.

e. If an Indemnified Party notifies Landlord or Tenant, as applicable, of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity may apply, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, action, proceeding or investigation involves both Tenant or Landlord, as applicable, and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to, or inconsistent with those available to Tenant or Landlord, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such claim, action, proceeding or investigation on its own behalf at Tenant's or Landlord's expense.

f. If any claim, action, proceeding or investigation arises as to which the indemnity provided for may apply, and Tenant fails to assume promptly (and in any event within ten (10) days after being notified of the claim, action, proceeding or investigation) the defense of the Indemnified Party, then the Indemnified Party may contest (or, with the prior written consent of Tenant, settle) the claim, action, proceeding or investigation at Tenant's expense using counsel selected by the Indemnified Party; provided, that no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified

Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party if, in the written opinion of the Indemnified Party's counsel, the settlement or payment in full is advisable. All costs and expenses incurred by the Indemnified Party in connection with any such contest, settlement or payment shall be payable upon demand.

33 PROHIBITED PERSONS AND TRANSACTIONS

Tenant represents to Landlord that (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a "Prohibited Person") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked persons List) or under Executive Order 13224 (the "Executive Order") signed on September 24, 2001, and entitled "Blocking Property and Prohibiting transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) that Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "Money Laundering Act"), and (iii) that throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.

34. TENANT'S FUNDS

(a) Tenant has taken, and shall continue to take at all times following the execution of the Lease, all steps as required by law to ensure that the funds used to make payments under this Lease are derived (i) from transactions that do not violate U.S. law or, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under U.S. law or to the extent such funds originate outside the United Sates, under the laws of the jurisdiction in which they originated.

(b) Tenant (i) is not under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of Anti-Money Laundering Laws; (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(c) "Anti-Money Laundering Laws" means those laws, rules, regulations, orders and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interest of the United States; (c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Executive Order Number 13224 on Terrorism Financing (September 23, 2001), the Patriot Act, the Bank Secrecy Act, Pub.L. No. 91-508, 84 Stet. 1305 (1970), the Trading with the Enemy Act 50 U.S.C. Appx. Section 1 et seq., the International Emergency Economics Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, as amended.

(d) "Patriot Act" means the USA PATRIOT Act of 2001, Pub.L.No. 107-56, together with all laws, rules, regulations and orders issued in connection therewith.

35. NO WARRANTY OF SUITABILITY

Except as expressly set forth herein, Landlord makes no representation or warranty that the Premises are suitable for Tenant's intended commercial purpose. Landlord represents and warrants that it is the owner of the Building and has the full right and authority to execute this Lease. Landlord covenants, represents and warrants as follows: (i) the Premises are zoned for the Permitted Use (as

defined herein); and (ii) the Permitted Use does not violate any exclusive granted to another tenant within the Building.

36. OPTION TO RENEW

Provided that as of the date of the Renewal Notice (as hereinafter defined) and the expiration of the Term of the Lease (or the date of expiration of the first Renewal Term, if applicable): (a) this Lease shall be in full force and effect, (b) there shall not be existing a default under this Lease which is continuing, and (c) Tenant shall not have assigned this Lease or subleased any portion of the Premises, then Tenant originally herein named (and any Permitted Transferee of Tenant) shall have two (2) options to renew the Term of this Lease for the Premises (the "**Renewal Option**") for a period of five (5) years (each, a "**Renewal Term**"). The Renewal Option shall be exercisable by written notice from Tenant to Landlord (the "**Renewal Notice**") given not less than three hundred sixty-five (365) days months prior to the expiration of the Term of the Lease (or the date of expiration of the first Renewal Term, if applicable) but not more than the date which is four hundred eighty-five (485) days prior to the expiration of the Term of the Lease (or the date of expiration of the first Renewal Term, if applicable). Each Renewal Term shall constitute an extension of the Term of this Lease and all of the terms, covenants and conditions of this Lease shall continue in full force and effect during such Renewal Term, except that (i) the Base Rent due from Tenant under such Renewal Term shall be equal to fair market value, taking into account all concessions then being offered (including, but not limited to, rental abatement, annual Base Rent escalations, operating expense base year, and tenant improvement allowances) and based on renewal rates for the spaces and premises of other tenants occupying portions of the Property and commercial tenants occupying other comparable buildings in the Westshore and Northwest Tampa markets, (ii) the Base Year shall be adjusted to the year in which the Lease is expiring, (iii) the insurance coverages (and amounts of coverage for all insurance policies) which Landlord requires Tenant to maintain during such Renewal Term shall be those required by Landlord in Landlord's sole but reasonable discretion, and (iv) in the event Tenant exercises its second Renewal Option, then there shall be no further or additional option to renew or extend the Term of this Lease. During each Renewal Term, Tenant shall continue to pay, alongside Base Rent, all Additional Rent that Tenant is obligated to pay under the Lease, provided that, as stated above, the Base Year shall be adjusted to the year in which the Lease is expiring.

If Tenant shall dispute Landlord's determination of the fair market rental rate for a Renewal Term, Tenant shall give notice to Landlord of such dispute within ten business (10) days of Tenant's receipt of Landlord's notice of Landlord's calculation of the fair market rental rate, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than fifteen (15) years' experience related to the leasing of commercial office space in office buildings comparable to the Building and the fees of the arbitrator shall be shared equally by Landlord and Tenant. Within fifteen business (15) days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the fair market rental rate of the Premises as of the commencement of the applicable Renewal Term, together with such evidence as each such party shall deem relevant. If either party fails to submit its determination, then the arbitrator shall select the determination that was submitted. The arbitrator shall, within thirty (30) days following such hearing and submission of evidence, render his or her decision by selecting the determination of fair market rental rate submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the fair market rental rate of the Premises for the applicable Renewal Term. The arbitrator shall have no power or authority to select any fair market rental rate other than a fair market rental rate submitted by Landlord or Tenant, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. If the fair market rental rate shall not have been determined by the commencement of the applicable Renewal Term, Tenant shall pay Base Rent in the amount equal to Landlord's determination of fair market rental rate submitted to Tenant pursuant to this section until the fair market rental rate shall have been determined by the arbitrator. Upon any such determination, the Base Rent for the Premises shall be retroactively adjusted.

Upon request by Landlord or Tenant prior the commencement date for an applicable Renewal Term, Landlord and Tenant will mutually execute, acknowledge and deliver an amendment to this Lease setting forth the Base Rent for such Renewal Term, the commencement date for such Renewal Term and the date of expiration of the Term of the Lease, as extended. The failure of either

party to execute and deliver such an amendment shall not affect the rights or the parties under this Lease. If Tenant shall duly and timely exercise Tenant's right to a Renewal Term pursuant to the terms hereof, all of the applicable references in this Lease to the Term shall be deemed to include such Renewal Term.

It is an express condition of each Renewal Option granted to Tenant pursuant to the terms of this Section 36 that time shall be of the essence with respect to Tenant's giving of the Renewal Notice within the period above provided.

The Renewal Option shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (a) the expiration or termination of this Lease by Landlord or pursuant to law, (b) the termination or surrender of Tenant's right to possession of the Premises or any portion thereof (except that Tenant shall still have the right to exercise the Renewal Option in the event Tenant timely and properly exercises the Early Termination Option in accordance with the terms of Section 37 of this Lease and, in such event, the Renewal Option shall pertain to Suite 201 only), or (c) the failure of Tenant to timely and properly exercise the Renewal Option. The Renewal Option is personal to Tenant named herein and any Permitted Transferee only, and under no circumstances whatsoever shall any other transferee, assignee or sublessee of Tenant have any right to exercise the Renew Option granted herein. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant acknowledge and agree that: (i) Tenant's proper and timely exercise of the Early Termination Option in accordance with the terms of Section 37 of this Lease shall not prohibit Tenant from subsequently exercising the Renewal Option; and (ii) in the event Tenant properly and timely exercises the Early Termination Option, the Renewal Option shall concern and pertain to Suite 201 only and all references to the Premises contained in this Section 36 of the Lease shall mean and refer to Suite 201 only.

37. EARLY TERMINATION

Notwithstanding anything in this Lease to the contrary, and provided that Tenant is not in default beyond any applicable notice and cure period in the observance and performance of any of its covenants and obligations under this Lease, Tenant shall have the one time option to terminate this Lease with respect to Tenant's occupancy and use of Suite 200 only (the "Early Termination Option") effective as of 11:59 p.m. on the first day of the forty-ninth (49th) calendar month of the initial Term of this Lease or 11:59 p.m. on the first day of the sixty-first (61st) calendar month of the initial Term of this Lease (each, an "Early Termination Date") by: (i) providing Landlord with six (6) months' prior written notice of Tenant's exercise of the Early Termination Option; and (ii) paying to Landlord an amount equal to (a) the unamortized balance (calculated as of the Early Termination Date) of the cost of the Tenant Improvements, real estate commissions paid by Landlord and free rent, all for Suite 200 (and not the entirety of the Premises) and factored at a ten percent (10%) interest rate over the term of the Lease and (b) three (3) month's Rent at the rate set for the month in which the Early Termination Date occurs and calculated using the Rentable Square Feet of Suite 200 (11,832 square feet) (the "Early Termination Fee"). The entirety of the Early Termination Fee shall be paid by Tenant to Landlord on the date that Tenant provides Landlord with written notice of Tenant's exercise of the Early Termination Option. Following Tenant's exercise of the Early Termination Option, Tenant shall remain responsible for the timely payment of all Rent required under this Lease for Suite 200 and the timely performance of all covenants, agreements, requirements and obligations required under this Lease concerning or with respect to Suite 200 up to and including the Early Termination Date. If Tenant shall duly and timely exercise the Early Termination Option pursuant to the terms hereof, then, from and after the Early Termination Date: (i) this Lease shall remain in full force and effect with respect to the remaining portion of the Premises (Suite 201) and Tenant shall remain responsible for the timely payment of all Rent required under this Lease for Suite 201; (ii) all of the references in this Lease to the Premises shall be deemed to refer to Suite 201 only (and not Suite 200 and Suite 201); (iii) Tenant's Proportionate Share shall be 19.75%; and (iv) Tenant shall remain responsible for the timely performance of all covenants, agreements, requirements and obligations required under this Lease. In addition, in the event that Tenant shall duly and timely exercise the Early Termination Option pursuant to the terms of this Section 37, Landlord will use commercially reasonable efforts to make the improvements to Suite 201 shown on Exhibit "H" attached hereto within thirty (30) days after the date that Tenant vacates Suite 200. The Early Termination Option shall be personal to Tenant (as named in this Lease) and Tenant and any Permitted Transferee only, and in no event whatsoever shall any assignee, transferee or sublessee of Tenant other than a Permitted Transferee have the benefit of or right to exercise the Early Termination Option. Notwithstanding any of the foregoing or anything

in this Lease to the contrary, in no event shall Tenant have the right to exercise the Early Termination Option in the event that Tenant is in default beyond any applicable notice and cure period in the observance or performance of any of its covenants and obligations under this Lease as of the Early Termination Date.

In the event Tenant timely and properly exercises the Early Termination Option in accordance with all of the requirements set forth in this Section 37, then Tenant shall deliver to Landlord, by not later than the Early Termination Date, Suite 200 with all improvements located thereon in good repair and condition, reasonable wear and tear excepted (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control), and Tenant shall deliver to Landlord all keys and access cards to Suite 200. On the date of Tenant's vacation of Suite 200, all flooring within Suite 200 shall be in the same condition as when delivered to Tenant on the Commencement Date, reasonable wear and tear and any alterations approved by Landlord excepted, and Tenant shall be solely responsible for completing any restorative work necessary to deliver the flooring to Landlord in such condition. Tenant may remove all trade fixtures, furniture, and personal property placed in Suite 200 by Tenant (but, except to the extent hereinafter provided, Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall promptly remove from Suite 200 trade fixtures, equipment and furniture, installed by or on behalf of Tenant, as Landlord may have required at the time Landlord originally delivered its consent for same. Tenant shall repair all damage caused by such removal. All items not so removed within thirty (30) days after the date Tenant vacates Suite 200 shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord after ten (10) days written notice from Landlord to Tenant and a failure to cure, and without any obligation to account for such items, all at Tenant's sole cost and expense. If Tenant fails to surrender Suite 200, Landlord shall have the right, without notice and without resorting to legal process, to enter upon and take possession of Suite 200 and to expel or remove Tenant and its effects. The provisions of this Section shall survive the end of the Term.

[Remainder of Page Intentionally Left Blank – Signatures Begin on Next Page]

EXECUTED as indicated below and effective on the latter of the dates indicated below.

WITNESSES:

Print Name: Crystal K Baldwin

Print Name: Allison Santana

LANDLORD:

BUSCHWOOD TAMPA LLC,
a Florida limited liability company

By: Buschwood One and Two, LLC,
a Florida limited liability company
Its: Manager

By: ISK Meridian Buschwood, LLC,
a Florida limited liability company
Its: Manager

By: ____________________
Name: Steven H. Kossoff
Its: Manager

Date Executed: 8-28-19

TENANT:

WITNESSES:

[signature]

Print Name: John R. Parker Jr.

[signature]

Print Name: Deidre Javarone

HEALTH INSURANCE INNOVATIONS, INC.,
a Delaware corporation

By: [signature]
Name: Michael D. Hershberger
Title: Chief Financial Officer

Date Executed: 8/23/2019

EXHIBIT "A"

LEGAL DESCRIPTION OF THE PROPERTY

BEING THAT PART OF WILMA FARMS, AS RECORDED IN PLAT BOOK 24, PAGE 79, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AND THAT PART OF HIGH STREET, AS VACATED BY RESOLUTION RECORDED IN OFFICIAL RECORDS BOOK 4365, PAGE 1484, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AND THAT PART OF TWIN LAKES, NOW VACATED AS RECORDED IN PLAT BOOK 24, PAGE 2, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, BEING IN THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 22, TOWNSHIP 28 SOUTH, RANGE 18 EAST, HILLSBOROUGH COUNTY, FLORIDA, ALL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHWEST CORNER OF LOT 13 OF SAID WILMA FARMS, THENCE SOUTH 86 DEGREES 59 MINUTES 46 SECONDS EAST, FOR A DISTANCE OF 24.85 FEET ALONG THE NORTH BOUNDARY OF SAID LOT 13, ALSO BEING THE SOUTHERLY RIGHT-OF-WAY LINE OF THE SEABOARD SYSTEMS RAILROAD (FORMERLY THE TAMPA & GULF COAST RAILROAD); THENCE CONTINUE SOUTH 86 DEGREES 59 MINUTES 46 SECONDS EAST, ALONG THE SAID SOUTHERLY RIGHT-OF-WAY LINE OF THE SEABOARD SYSTEMS RAILROAD FOR A DISTANCE OF 742.66 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 86 DEGREES 59 MINUTES 46 SECONDS EAST, ALONG THE SOUTHERLY RIGHT-OF-WAY LINE FOR A DISTANCE OF 779.60 FEET; THENCE SOUTH 01 DEGREES 13 MINUTES 16 SECONDS WEST, FOR A DISTANCE OF 169.38 FEET; THENCE SOUTH 88 DEGREES 48 MINUTES 48 SECONDS EAST, FOR A DISTANCE OF 70.00 FEET; THENCE SOUTH 01 DEGREE 13 MINUTES 16 SECONDS WEST, FOR A DISTANCE OF 223.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF COLWELL AVENUE; THENCE NORTH 88 DEGREES 48 MINUTES 48 SECONDS WEST, ALONG THE SAID NORTHERLY RIGHT-OF-WAY LINE FOR A DISTANCE OF 158.42 FEET TO A POINT OF A TANGENT CURVE, CONCAVE NORTHERLY; THENCE ALONG THE ARC OF THE CURVE, FOR A DISTANCE OF 142.36 FEET, HAVING A RADIUS OF 5,967.00 FEET, THROUGH A CENTRAL ANGLE OF 01 DEGREE 22 MINUTES 01 SECONDS, A LONG CHORD OF 142.36 FEET, CHORD BEARING NORTH 88 DEGREES 08 MINUTES 04 SECONDS WEST, TO A POINT OF A REVERSE CURVE, CONCAVE SOUTHERLY, THENCE ALONG THE ARC OF SAID CURVE, FOR A DISTANCE OF 214.83 FEET, HAVING A RADIUS OF 6,033.00 FEET, THROUGH A CENTRAL ANGLE OF 02 DEGREES 02 MINUTES 06 SECONDS, A LONG CHORD OF 214.82 FEET, CHORD BEARING NORTH 88 DEGREES 28 MINUTES 18 SECONDS WEST; THENCE NORTH 89 DEGREES 29 MINUTES 28 SECONDS WEST, CONTINUING ALONG THE SAID NORTHERLY RIGHT-OF-WAY LINE OF COLWELL AVENUE, FOR A DISTANCE OF 328.55 FEET; THENCE NORTH 00 DEGREES 30 MINUTES 25 SECONDS EAST, FOR A DISTANCE OF 417.89 FEET, TO THE POINT OF BEGINNING.

TOGETHER WITH THE FOLLOWING:

PERPETUAL NON-EXCLUSIVE DRAINAGE EASEMENT APPURTENANT THERETO, CREATED AND BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN DECLARATION OF EASEMENTS AND RESTRICTIONS EXECUTED BY SHIMBERG ENTERPRISES, INC. AND CROW-TAMPA OFFICE, LTD, DATED DECEMBER 17, 1984, AND RECORDED ON DECEMBER 17, 1984 IN OFFICIAL RECORDS BOOK 4467, PAGE 1143, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AS AMENDED BY THAT CERTAIN AMENDMENT TO DECLARATION OF EASEMENTS AND RESTRICTIONS EXECUTED BY CROW-TAMPA OFFICE, LTD., DATED NOVEMBER 6, 1986, AND RECORDED ON NOVEMBER 7, 1986 IN OFFICIAL RECORDS BOOK 4958, PAGE 1788, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AS FURTHER AMENDED BY THAT CERTAIN AMENDMENT TO EASEMENTS AND RESTRICTIONS OF BUSCHWOOD EXECUTED BY AND BETWEEN TCC BUSCHWOOD II (A) LIMITED PARTNERSHIP, TCC BUSCHWOOD III LIMITED PARTNERSHIP, CROW-TAMPA OFFICE, LTD, AND FIRST WILKOW VENTURE DATED

APRIL 21, 1989 AND RECORDED ON JUNE 25, 1989 IN OFFICIAL RECORDS BOOK 5722, PAGE, 1068, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

PERPETUAL NON-EXCLUSIVE DRAINAGE EASEMENT APPURTENANT THERETO, CREATED AND BEING MORE PARTICULARLY DESCRIBED IN THE CERTAIN DECLARATION OF EASEMENTS AND RESTRICTIONS EXECUTED BY SHIMBERG ENTERPRISES, INC. AND CROW-TAMPA OFFICE, LTD. DATED JANUARY 27, 1987, AND RECORDED FEBRUARY 10, 1987 IN OFFICIAL RECORDS BOOK 5038, PAGE 1065 OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AS AMENDED BY THAT CERTAIN AMENDMENT TO EASEMENTS AND RESTRICTIONS OF BUSCHWOOD EXECUTED BY AND BETWEEN TCC BUSCHWOOD II (A) LIMITED PARTNERSHIP, BUSCHWOOD III LIMITED PARTNERSHIP, CROW-TAMPA OFFICE, LTD. AND FIRST WILKOW VENTURE DATED APRIL 21, 1989 AND RECORDED ON JUNE 25, 1989 IN OFFICIAL RECORDS BOOK 5722, PAGE 1068 OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

PERPETUAL NON-EXCLUSIVE INGRESS AND EGRESS EASEMENTS APPURTENANT THERETO, CREATED BY AND BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN DECLARATION OF RECIPROCAL INGRESS AND EGRESS EASEMENTS EXECUTED BY CROW-TAMPA OFFICE, LTD., DATED JANUARY 27, 1987 AND RECORDED ON FEBRUARY 10, 1987 IN OFFICIAL RECORDS BOOK 5038, PAGE 1080, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AS AMENDED BY THAT CERTAIN AMENDMENT TO DECLARATION OF RECIPROCAL INGRESS AND EGRESS EASEMENTS EXECUTED BY, TCC BUSCHWOOD II (A) LIMITED PARTNERSHIP, TCC BUSCHWOOD III LIMITED PARTNERSHIP AND CROW-TAMPA OFFICE, LTD. DATED APRIL 14, 1989, AND RECORDED ON MAY 1, 1989 IN OFFICIAL RECORDS BOOK 5677, PAGE 1901, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

PERPETUAL NON-EXCLUSIVE INGRESS AND EGRESS EASEMENTS APPURTENANT THERETO, CREATED BY AND BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN RECIPROCAL INGRESS AND EGRESS EASEMENTS AGREEMENT EXECUTED BY CROW-TAMPA OFFICE, LTD. AND ITP/ADAMS CORPORATION, DATED NOVEMBER 5, 1986, AND RECORDED NOVEMBER 7, 1986 IN OFFICIAL RECORDS BOOK 4958, PAGE 1842 OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

EXHIBIT "B"

OUTLINE OF PREMISES

29,215 s.f.
2nd Floor



Exhibit "B" to Lease Agreement

EXHIBIT "C"

BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, contractors, invitees, servants, and employees, or used for any purpose other than ingress and egress to and from their respective leased premises and for going from one part of the Building or Property to another part of the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, contractors, invitees, servants, and employees shall be paid by such tenant.

3. No signs, posters, advertisements, or notices shall be painted or affixed by or on behalf of any tenant on any of the windows or doors, or other part of the Building or Property, except lettering of such color, size and style and in such places, as shall be first approved in writing by the Landlord's Property Manager. No nails, hooks or screws shall be driven into or inserted in any part of the Building, except by building maintenance personnel.

4. Directories may be placed by the Landlord, at Landlord's own expense, in conspicuous places in the Building or on the Property. No other directories shall be permitted.

5. Tenants shall not do anything, or permit anything to be done, in or about the Property, or bring or keep anything therein or thereon, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority.

6. Corridor doors, when not in use, shall be kept closed.

7. All deliveries of furniture, freight, office-equipment or other materials for dispatch or receipt by Tenant must be made by licensed commercial movers via the service entrance of the Building in a manner and during hours set by Landlord from time to time. Prior approval must be obtained from the Landlord's Property Manager for any deliveries that might interfere with the free movement of others through the public corridors of the Building. All hand trucks shall be equipped with rubber tires and rubber side guards.

8. Each tenant shall cooperate with Building employees in keeping the Property, Building and their respective Premises neat and clean.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in or about the Property or Building.

10. Should a tenant require telegraphic, telephonic, annunciator or any other communication service, the Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as the Landlord shall direct.

11. Tenants shall not make or permit any unseemly, disturbing or improper noises in the Property or Building, or otherwise interfere in any way with other tenants, or persons having business with them.

12. No equipment of any kind shall be operated in any tenant's leased premises that could in any way annoy any other tenant in the Building without the prior written consent of the Landlord.

13. Tenants shall not use or keep on the Property or in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

14. Tenant and Tenant's employees, or agents, or anyone else who desires to enter the Building after normal working hours will be required to close doors into the Building behind them. Locks to such doors will not be tampered with.

15. All electrical fixtures hung in the Premises must be fluorescent and of a quality, type, design, bulb color, size and general appearance approved by Landlord.

16. No water cooler, air conditioning unit, space heater or system or other apparatus shall be installed or used by a tenant without the prior written consent of Landlord.

17. Normal business hours for the Building shall be 7:00 a.m. through 6:00 p.m. on weekdays, excluding legal holidays.

18. References to "holidays" and "legal holidays" in the leases to tenants in the Building shall include the following:

January 1st	New Year's Day
Last Monday in May	Memorial Day
July 4th	Independence Day
First Monday in September	Labor Day
Fourth Thursday in November	Thanksgiving
December 25th	Christmas

19. The Landlord reserves the right to rescind any of these rules (as to any particular tenant or as to all tenants generally) and to make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Property and Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations (as now or hereafter in effect) and the terms and provisions of any lease now or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant.

EXHIBIT "D"

LANDLORD WORK LETTER

1. Except as set forth in this Exhibit and in the Lease, Tenant accepts the Premises in its "as is" condition on the Effective Date of this Lease.

2. Landlord acknowledges that, as of the Effective Date of this Lease, Landlord has delivered to Tenant, and Tenant has approved, a space plan depicting improvements to be installed in the Premises using Building-standard materials, improvements and finishes, a copy of which is space plan is attached hereto as Exhibit D-1 (the "Space Plan"), which Space Plan was prepared by Landlord's architect, EDGE Architecture, Inc. ("Landlord's Architect").

3. Within thirty (30) days after the Effective Date, Landlord shall provide to Tenant for its approval (which approval shall not be unreasonably withheld, delayed or conditioned by Tenant) final Drawings (as hereinafter defined) prepared by Landlord's Architect at Tenant's sole cost and expense, subject to the Construction Allowance (and the form of which shall be subject to Landlord's approval) in accordance with the Space Plan showing all improvements that Tenant proposes be installed in the Premises using Building-standard materials, improvements and finishes (collectively, the "Tenant Improvements"); such Drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the Tenant Improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules and regulations. Further, if any proposed construction will affect the Building's heating, ventilation and air conditioning, electrical, mechanical or plumbing systems, then the drawings pertaining thereto shall be prepared by the Building's engineer of record at Tenant's sole cost and expense, subject to the Construction Allowance. Tenant shall, at Landlord's request, sign and date the Drawings prepared by the Building's engineer to evidence its review and approval thereof. It is further agreed, that under no circumstances will vinyl wall covering be installed on any exterior wall in the Premises. Tenant shall have ten (10) business days to approve the final Drawings and the final Drawings will be deemed approved if Tenant fails to give its disapproval within ten (10) business days. If Tenant disapproves of the final Drawings, Tenant shall notify Landlord of same and the above process shall continue until such final Drawings are agreed upon.

4. As used herein, "Drawings" shall mean the final drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto.

5. Tenant's approval of the Drawings shall not be unreasonably withheld. The preparation of the Drawings by Landlord's Architect shall not be a representation or warranty of Landlord that such Drawings are adequate for any use, purpose or condition, or that such Drawings comply with any applicable law or code.

6. All changes in the Drawings that affect the structural and mechanical portions of the Premises must receive the prior written approval of Landlord, and in the event of any such approved change and upon completion of the Tenant Improvements, Landlord shall require that it be furnished with an accurate, reproducible "as-built" plan of the Tenant Improvements as constructed, which plan shall be incorporated into the Drawings and the Lease by this reference for all purposes.

7. After the Drawings have been approved, Landlord shall cause the work concerning the Tenant Improvements to be performed in accordance with the Drawings using Building-standard materials, improvements and finishes. Landlord or its designated representative shall manage the construction of the Tenant Improvements and shall select a bid from at least three (3) qualified general contractors acceptable to Landlord. Tenant shall pay to Landlord a construction management supervisory fee (the "Supervisory Fee") in an amount equal to four percent (4.0%) of the Total Construction Costs (as hereinafter defined). The Tenant Improvements shall be performed only by contractors and subcontractors approved in writing by Landlord. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and (b) payment and performance bonds covering the cost of the Tenant Improvements and otherwise reasonably satisfactory to Landlord. Original certificates of insurance evidencing such policies,

with paid receipts therefor, and copies of such bonds must be received by Landlord before any work concerning the Tenant Improvements are commenced. The work shall be performed in a good and workmanlike manner that is free of defects and is in strict compliance with the Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors or the operation of the Building. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Tenant Improvements (e.g. elevators, excess electricity, etc.).

8. If a delay in the performance of the work occurs (a) because of any change by Tenant to the Drawings, (b) because of any specification by Tenant or materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if any contractor or subcontractor, or Tenant's agents otherwise delays completion of the Tenant Improvements (each, a "Tenant Delay"), then, notwithstanding any provision to the contrary in this Lease, Tenant's obligations to pay Rent hereunder shall commence on the date that the Commencement Date would have occurred but for such Tenant Delay. If the Premises are not ready for occupancy and the Tenant Improvements are not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Tenant Improvements are substantially completed, which date shall be the Commencement Date.

9. Subject to the Construction Allowance, Tenant shall bear the entire cost of the performance of the Tenant Improvements and all work related thereto or performed in connection therewith (including, without limitation, design of the Tenant Improvements and preparation of the Drawings, permit fees, demolition of existing improvements in the Premises required in connection with the construction of the Tenant Improvements, costs of construction labor and materials, all fire and life safety control systems such as fire walls, sprinklers, halon, including piping, wiring and accessories installed within the Premises including data and IT cabling, electrical usage during construction, additional janitorial services, general tenant signage, code compliance requirements, related taxes and insurance costs and contractor's fees, including but not limited to any fees based on general conditions, all of which costs are herein collectively called the "Total Construction Costs").

10. Notwithstanding anything in this Exhibit or the Lease to the contrary, Landlord shall be responsible for the payment of all Total Construction Costs up to and not exceeding $876,450.00 in the aggregate (the "Construction Allowance"). In the event that the Total Construction Costs exceed the Construction Allowance, Tenant shall be completely and totally responsible for the payment of the entirety of such excess by reimbursing Landlord for the same, and Tenant shall promptly pay such sums to Landlord after notice from Landlord and at the time Landlord issues draw payments to Landlord's general contractor in accordance with the following schedule: (i) at the time Landlord makes the first (1st) draw payment to Landlord's general contractor, Tenant shall pay to Landlord a sum equal to fifteen percent (15%) of the Total Construction Costs that exceed the Construction Allowance; (ii) at the time Landlord makes the second (2nd) draw payment to Landlord's general contractor, Tenant shall pay to Landlord a sum equal to thirty-five percent (35%) of the Total Construction Costs that exceed the Construction Allowance; (iii) at the time Landlord makes the third (3rd) draw payment to Landlord's general contractor, Tenant shall pay to Landlord a sum equal to thirty-five percent (35%) of the Total Construction Costs that exceed the Construction Allowance; and (iv) at the time Landlord makes the fourth (4th) and final draw payment to Landlord's general contractor, Tenant shall pay to Landlord a sum equal to fifteen percent (15%) of the Total Construction Costs that exceed the Construction Allowance. By way of example, in the event that the Total Construction Costs equal $1,300,000.00, then Tenant shall pay to Landlord the sum of $423,550.00 (which amount represents the amount by which the Total Construction Costs exceed the Construction Allowance) and Tenant would pay to Landlord: (i) $63,532.50 at the time Landlord makes the first (1st) draw payment to Landlord's general contractor; (ii) $148,242.50 at the time Landlord makes the second (2nd) draw payment to Landlord's general contractor; (iii) $148,242.50 at the time Landlord makes the third (3rd) draw payment to Landlord's general contractor; and (iv) $63,532.50 at the time Landlord makes the fourth (4th) and final draw payment to Landlord's general contractor. Tenant's failure to pay to Landlord any portion of the Total Construction Costs that exceed the Construction Allowance in accordance with the terms hereof within ten (10) business days of Landlord's request for the same shall constitute an Event of Default of this Lease. In no event whatsoever shall the Landlord be

responsible for the payment of any portion of the Total Construction Costs that exceed the amount of the Construction Allowance. The Supervisory Fee shall be paid to Landlord from the Construction Allowance. In addition, in the event that the Total Construction Costs are less than the Construction Allowance, Landlord shall be entitled to keep and retain such portion of the Construction Allowance that remains after the Total Construction Costs have been paid, and in no event whatsoever shall Tenant have any right, title or claim to such remainder of the Construction Allowance or any portion thereof. Landlord's obligation to provide the Construction Allowance shall expire upon conclusion of the twelfth (12th) month of the Term. Separate and apart from the work relating to the Tenant Improvements for which Landlord shall pay for up to the amount of the Construction Allowance, Tenant shall be solely responsible for the payment of customary tenant direct expenses (including but not limited to wiring for telephone, security and computer systems, card key access systems to the Premises, supplemental power and air conditioning systems, appliances, and all furniture, fixtures and equipment, etc.).

EXHIBIT "D-1"

SPACE PLAN


PROPOSED SPACE PLAN - TEST FIT
HEALTH INSURANCE
INNOVATIONS, Inc.
BUSCHWOOD 2 - SUITE 200
3450 BUSCHWOOD PARK DRIVE
TAMPA, FLORIDA
PROPOSED SPACE PLAN
S P - 1
E D G E

Exhibit "D-1" to Lease Agreement

EXHIBIT “E”

ACKNOWLEDGEMENT OF LEASE COMMENCEMENT

(See Attached)

ACKNOWLEDGEMENT OF LEASE COMMENCEMENT

The undersigned parties acknowledge that the following described Lease Agreement is in full force and effect.

Landlord: **BUSCHWOOD TAMPA LLC**

Tenant: **HEALTH INSURANCE INNOVATIONS, INC.**

Building Name: **BUSCHWOOD PARK TWO**

Premises: **3450 Buschwood Park Drive, Suites 200 and 201, Tampa, FL 33618**

Effective Date of Lease: August ___, 2019

Commencement Date: ______________ ______, 20__

Expiration Date: of Lease: ______________ ______, 20____

The undersigned parties further acknowledge that (i) Tenant has accepted and taken possession of the Premises; (ii) Landlord has performed all of its obligations with respect to the Premises, except for completion of the punchlist items; and (iii) the above referenced Lease Agreement has not been amended or modified and all terms and provisions remain in full force and effect.

WITNESSES:

____
Print Name: ____________________

____
Print Name: ____________________

LANDLORD:

BUSCHWOOD TAMPA LLC,
a Florida limited liability company

By: Buschwood One and Two, LLC,
a Florida limited liability company
Its: Manager

By: ISK Meridian Buschwood, LLC,
a Florida limited liability company
Its: Manager

By:___________________________
Name: Steven H. Kossoff
Its: Manager

Date:______________________________

WITNESSES:

____
Print Name:_____________________

____
Print Name:_____________________

TENANT:

HEALTH INSURANCE INNOVATIONS, INC.,
a Delaware corporation

By:_____________________________
Name: ___________________________
Title: ___________________________

Date: ___________________________

EXHIBIT "F"

LOCATION OF SIGNAGE


HEALTH
INSURANCE
INNOVATIONS

Exhibit "F" to Lease Agreement

EXHIBIT "G"

DEPICTION OF RESERVED PARKING AREA


NORTH HIMES AVENUE
WEST BUSCH BLVD.
COLWELL AVENUE
PARCEL 1
PARCEL 2

Exhibit "G" to Lease Agreement

EXHIBIT "H"

DEPICTION OF SUITE 201 AFTER EXERCISE OF EARLY TERMINATION OPTION


SUITE 200
CALL CENTER
USF - 10,574 USF
SUITE 201
EXECUTIVE
OFFICES
USF - 15,535
LEASE EXHIBIT
HEALTH INSURANCE
INNOVATIONS, Inc.
BUSCHWOOD 2 · SUITE 200
3450 BUSCHWOOD PARK DRIVE
TAMPA, FLORIDA
LEASE EXHIBIT
SP-1
E D G E